UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Filed by a party other than the Registrant     [ ]
Check the appropriate box:
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[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
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UNITED FIRE GROUP, INC.
(Name of registrant as specified in its charter)
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UNITED FIRE GROUP, INC.
118 Second Avenue SE, Cedar Rapids, Iowa 52401
April 6, 2021
Dear Fellow Shareholder:
I am pleased to invite you to join us at United Fire Group, Inc.’s 2021 Annual Meeting of Shareholders (the "Annual Meeting"). This year’s meeting will be held at our principal executive offices at 118 Second Avenue SE, Cedar Rapids, Iowa 52401. Simultaneously, the Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting, submit questions and vote online during the Annual Meeting by logging on to www.meetingcenter.io/229967297 using your 15-digit control number provided with the Notice Regarding the Availability of Proxy Materials or on your Proxy Card. The password for the meeting is UFG2021. In light of ongoing public health concerns regarding the novel coronavirus (COVID-19) pandemic, I encourage you to participate virtually rather than in person.
The meeting will take place on Wednesday, May 19, 2021 at 10:00 a.m. Central Time.
At this year’s meeting, you will be asked to vote on the following proposals:

Proposals		Recommended Vote
1	Election of three Class C Directors identified in the proxy statement.	FOR
2	Ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021.	FOR
3	Amendment of the United Fire Group, Inc. 2021 Stock and Incentive Plan.	FOR
4	Approval, on an advisory basis, of the compensation of the Company’s named executive officers.	FOR
Management will also report on United Fire Group, Inc.’s business and shareholders will have an opportunity to ask questions of management and Ernst & Young LLP.
Attached you will find a notice of the Annual Meeting and a proxy statement that contains additional information about the meeting and explains the methods you can use to vote your proxy, including by telephone and over the Internet.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to sign your proxy card and return it in the enclosed postage-paid envelope or vote by telephone or Internet prior to the meeting. This ensures that your shares of United Fire Group, Inc.'s Common Stock will be represented and voted at the meeting, even if you cannot attend.
For the Board of Directors,
Jack B. Evans
Chairman of the Board

UNITED FIRE GROUP, INC.
118 Second Avenue SE, Cedar Rapids, Iowa 52401
Notice of 2021 Annual Meeting of Shareholders of United Fire Group, Inc.
Date and time: Wednesday, May 19, 2021, at 10:00 a.m. Central Time
Place:    United Fire Group, Inc.'s principal executive offices at 118 Second Avenue SE, Cedar Rapids, IA 52401 and virtually via live audio webcast. Shareholders will be able to attend the 2021 Annual Meeting of Shareholders (the "Annual Meeting"), submit questions and vote online by logging on to www.meetingcenter.io/229967297 at the Annual Meeting date and time using their 15-digit control number provided with the Notice Regarding the Availability of Proxy Materials or on the proxy card. The password for the meeting is UFG2021. In light of ongoing public health concerns regarding the novel coronavirus (COVID-19) pandemic, we encourage shareholders to participate virtually rather than in person.
Items of business: At the Annual Meeting, we will ask shareholders to:
1.Elect three Class C Directors identified in the attached proxy statement to three-year terms expiring in 2024.
2.Ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021.
3.Approve the amendment to the United Fire Group, Inc. 2021 Stock and Incentive Plan.
4.Approve, on an advisory basis, the compensation of our named executive officers.
5.Vote upon such other matters as may properly come before the meeting or at any adjournment or postponement thereof.
Who can vote: You can vote if you were a shareholder of record on March 22, 2021.
On or about April 6, 2021, we will begin mailing to our shareholders a Notice Regarding the Availability of Proxy Materials, which will indicate how to access our proxy materials on the Internet. By furnishing the Notice Regarding the Availability of Proxy Materials, we are lowering the costs and reducing the environmental impact of our Annual Meeting.
The Board of Directors recommends that shareholders vote FOR the election of each director nominee named in Proposal 1 of the proxy statement and FOR Proposals 2, 3 and 4.
By Order of the Board of Directors,
Neal R. Scharmer, Corporate Secretary
Dated April 6, 2021 at Cedar Rapids, Iowa
Your vote is important. Instructions on how to vote are contained in this proxy statement and in the Notice Regarding the Availability of Proxy Materials. Please cast your vote by telephone or over the Internet as described in those materials. Alternatively, if you requested a copy of the proxy/voting instruction card by mail, you may mark, sign, date and return the proxy/voting instruction card in the envelope provided.

UNITED FIRE GROUP, INC.
118 Second Avenue SE, Cedar Rapids, Iowa 52401
PROXY STATEMENT FOR THE ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON MAY 19, 2021
IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON MAY 19, 2021:
The Notice of the Annual Meeting, this Proxy Statement, the 2020 Annual Report on Form 10-K and the 2020 Annual Report to Shareholders are available at: http://ir.ufginsurance.com.
This solicitation of proxies is made by the Board of Directors of United Fire Group, Inc. (the “Company,” “we,” “us,” or “our,” as the context requires). Proxies will be used at the Annual Meeting of Shareholders (the "Annual Meeting") of United Fire Group, Inc., an Iowa corporation, to be held on May 19, 2021 at 10:00 a.m. Central Time, and at any adjournment or postponement thereof. This year's Annual Meeting will be held at our principal executive offices at 118 Second Avenue SE, Cedar Rapids, Iowa 52401 and virtually via live audio webcast. Shareholders will be able to attend the Annual Meeting, submit questions and vote online by logging on to www.meetingcenter.io/229967297 using their 15-digit control number provided with the Notice Regarding the Availability of Proxy Materials or on the proxy card. The password for the meeting is UFG2021. In light of ongoing public health concerns regarding the novel coronavirus (COVID-19) pandemic and related travel restrictions, we strongly encourage shareholders to participate virtually rather than in person.
With respect to shares of our $0.001 par value common stock (“Company Common Stock”) held in the United Fire Group, Inc. 401(k) Plan (the “401(k) Plan”), the Board of Directors is soliciting participants on behalf of the Trustee of the 401(k) Plan to direct the Trustee as to how to vote the shares held in the plan.
Under rules adopted by the Securities and Exchange Commission (“SEC”), the Company has chosen to provide its shareholders with the choice of accessing the Annual Meeting proxy materials on the Internet, rather than receiving printed copies of those materials through the mail. In connection with this process, a Notice Regarding the Availability of Proxy Materials (the “Notice”) is being mailed to the Company’s shareholders who have not previously requested electronic access to its proxy materials or printed proxy materials. The Notice contains instructions on how you may access and review the Company’s proxy materials on the Internet and how you may vote your shares over the Internet. The Notice will also tell you how to request the Company’s proxy materials, in either printed form or by email, at no charge. The Notice contains a control number that you will need to vote your shares. We suggest you keep the Notice for your reference through the meeting date.
The Company anticipates that the Notice will be mailed to shareholders and participants in the 401(k) Plan beginning on or about April 6, 2021.
We will solicit proxies principally by mail, but our directors and employees may also solicit proxies by telephone, facsimile, or e-mail. Our directors and employees may also conduct personal solicitations. Our directors and employees will not receive any additional compensation in connection with their solicitation efforts.

ANNUAL MEETING OF SHAREHOLDERS
Questions and Answers About the Annual Meeting
What is the purpose of the Annual Meeting?
At the Annual Meeting, shareholders will act upon the matters listed in the Notice of the Annual Meeting, including (i) the election of three Class C Directors identified in the attached proxy statement to serve three-year terms expiring in 2024, (ii) the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021, (iii) approval of the amendment to the United Fire Group, Inc. 2021 Stock and Incentive Plan (iv) the approval, on an advisory basis, of the compensation of our named executive officers. Our management will also report on our performance during fiscal year 2020. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they choose to, and will be available to respond to appropriate shareholder questions.
How can I attend the Annual Meeting?
The Annual Meeting will be held at our principal executive offices at 118 Second Avenue SE, Cedar Rapids, Iowa 52401 and simultaneously through live audio webcast. Shareholders of record will be able to attend the Annual Meeting in person or virtually. If you attend virtually, you will be able to submit questions during the Annual Meeting and vote online by logging on to www.meetingcenter.io/229967297 using your 15-digit control number provided with the Notice or on your proxy card. The password for the meeting is UFG2021.
The Board of Directors has been monitoring the impact of the COVID-19 pandemic, including with regard to the health and well-being of our employees and shareholders, as well as the related government-imposed restrictions. We encourage shareholders to participate virtually rather than in person. Hosting the Annual Meeting in a hybrid virtual format facilitates participation in the Annual Meeting without the need to travel or gather together in person.
The Annual Meeting will begin promptly at 10:00 a.m. Central Time. Check-in will begin 15 minutes prior to the start of the meeting, and you should allow ample time for check-in procedures, both in person and online.
If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please follow the instructions that will be posted on the virtual shareholder meeting login page.
How do I register to attend the Annual Meeting virtually on the Internet?
If you are a shareholder of record (i.e. you hold your shares registered in your name through Computershare Trust Company, N.A. our transfer agent and registrar), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Notice or on your proxy card that you received with this Proxy Statement to attend the meeting.
If you hold your shares through an intermediary, such as a broker, bank or other nominee, you must register in advance to attend the Annual Meeting virtually on the Internet.
To register in advance to attend the Annual Meeting virtually on the Internet, you must submit a legal proxy that reflects proof of your proxy power. The legal proxy will show your holdings in Company Common Stock with your name. Please forward a copy of the legal proxy along with your email address to Computershare according to the below instructions.
Requests for registration should be directed as follows:
•By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com
•By mail: Computershare, United Fire Group, Inc. Legal Proxy, P.O. Box 505008, Louisville, KY 40233-9814. If you submit materials by mail, please also provide your e-mail address.
Requests for registration must be labeled as "Legal Proxy" and be received no later than 5:00 p.m. Eastern Time on May 14, 2021. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Who may attend the Annual Meeting?
All shareholders of record as of March 22, 2021 (the "Record Date") or their duly appointed proxies may attend the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you will not be admitted to the Annual Meeting unless you bring a copy of a statement (such as a brokerage statement) from your nominee reflecting your stock ownership as of the Record Date, or register as described above under "How do I register to attend the Annual Meeting virtually on the Internet?"
May shareholders ask questions at the Annual Meeting?
Yes. As part of the Annual Meeting, we will hold a live question and answer session, during which we will answer questions that are pertinent to the Company and the meeting matters, as time permits. Shareholders will have the ability to ask questions in person or submit questions online during the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Shareholders of Record
If your shares are registered in your name with Computershare Trust Company, N.A. our transfer agent and registrar, you are considered a shareholder of record. Shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting or at any postponement or adjournment thereof. At the close of business on the Record Date, there were 25,119,655 shares of Company Common Stock issued and outstanding. Each share of Company Common Stock entitles its record holder to one vote.
Brokerage and Other Account Holders
If your shares are held in a brokerage account or by a bank or other nominee, your name does not appear anywhere in the Company’s shareholder records. Instead, the “street name” of your broker, bank or other nominee who holds the shares for you appears on our records and you are the beneficial owner of the shares. Access to our proxy materials is being forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your brokerage firm, bank or other nominee how to vote your beneficial shares by filling out and returning the voting instruction form provided to you from such other institution. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are invited to attend the Annual Meeting, but you must obtain a legal proxy from the record holder of your shares and bring a copy of a statement (such as a brokerage statement) from your nominee reflecting your stock ownership as of the Record Date, or register as described above under above under "How do I register to attend the Annual Meeting virtually on the Internet?".
401(k) Plan Participants
If you are a participant in our 401(k) Plan, your proxy card shows the number of shares of Company Common Stock held for your benefit in those plans, plus any other shares you may own. If you hold stock through the 401(k) Plan, voting your proxy also serves as confidential voting instructions to the Trustee of the 401(k) Plan (Principal Financial Group). The Trustee will vote your shares in accordance with the specific voting instructions that you indicate on your proxy card. If you provide no specific voting instructions, the Trustee of the 401(k) Plan will vote your shares in proportion to the voting instructions it receives from those plan participants who do submit voting instructions.
What constitutes a quorum for the Annual Meeting?
The presence at the Annual Meeting of a majority of the outstanding shares (50% plus one share) of Company Common Stock represented either in person, virtually during the live webcast, or by proxy will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the existence of a quorum at the Annual Meeting.
What is a broker non-vote?
A “broker non-vote” occurs when a broker submits a proxy but lacks discretionary power to vote on a “non-routine” proposal and a beneficial owner fails to give the broker voting instructions on that matter. The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2021 is the only matter to be presented at the Annual Meeting that is considered a "routine" matter, and brokers have the discretionary power to vote on this matter without any instructions from the beneficial owners. Each of the other matters to be presented at the Annual Meeting are considered "non-routine."
Therefore, if you hold your shares in “street name” you should give voting instructions to your broker to ensure your shares are counted in the election of directors, and the advisory vote to approve executive compensation. Broker non-votes will have no effect on the voting results of the matters presented at the Annual Meeting.
How do I vote my shares?
You may vote in the following ways:
•In person: We will distribute paper ballots to anyone who wishes to vote in person at the Annual Meeting. However, if you hold your shares in street name, you must request a legal proxy from your broker and bring it to the Annual Meeting in order to vote in person at the Annual Meeting.
•Virtually during the Annual Meeting: See the instructions above under "How can I attend the Annual Meeting?" and "How do I register to attend the Annual Meeting virtually on the Internet?"
•By mail: Complete and sign your proxy card and return it by mail in the enclosed business reply envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If an additional proposal comes up for a vote at the Annual Meeting that is not on the proxy card, your shares will be voted in the best judgment of the authorized proxies, Jack B. Evans and Neal R. Scharmer. If you sign and return your proxy card without marking voting instructions, your shares will be voted FOR the election of each of the director nominees identified in this proxy statement, FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021, FOR the approval of the amendment to the United Fire Group, Inc. 2021 Stock and Incentive Plan, and FOR approval, on an advisory basis, of the resolution regarding the compensation of our named executive officers.
•By telephone: To vote your shares by telephone, call the toll-free telephone number on your proxy card. You must have a touch-tone or cellular telephone to use this voting method. You will need to follow the instructions on your proxy card and the voice prompts to vote your shares.
•Over the Internet: You may go to the website listed on your proxy card to vote your shares over the Internet. You will need to follow the instructions on your proxy card and the website to vote your shares.
Telephone and Internet voting options are available 24 hours a day, seven days a week. The deadline for voting by telephone or the Internet is 12:00 a.m. Central Time on May 19, 2021. When prompted, you will need to enter the 15-digit control number shown on your proxy card. You will then be able to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone or over the Internet, your vote authorizes the proxies in the same manner as if you had signed, dated and returned your proxy card by mail. Telephone and Internet voting procedures, including the use of control numbers found on the proxy cards, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares securely and to confirm that their instructions have been properly recorded. If you vote by telephone or over the Internet, you do not need to return your proxy card.
If you hold your shares in street name, you may vote by telephone or over the Internet only if your bank, broker or other nominee makes those methods available to you, in which case your broker, bank or other nominee will provide specific instructions for using those options.
If I hold my shares in a brokerage account and do not return voting instructions, will my shares be voted?
If your shares are held in a brokerage account or by a bank or other nominee, your broker, bank or other nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers who have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes on routine matters, such as the ratification of the choice of auditor, without receiving voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters, such as the election of directors, or executive compensation matters, without receiving client voting instructions. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority for that proposal and has not received voting instructions from the beneficial owner. The proposal to approve the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021 is the only routine matter being voted on at the Annual Meeting and, therefore, is the only proposal that may be voted by your broker, bank or other nominee in its discretion without having received voting instructions from you.
Can I revoke my proxy or change my vote after I return my proxy?
Yes. Even after you submit a proxy, you may revoke your proxy or change your vote at any time before the proxy is exercised and vote cast at the Annual Meeting by:
•delivering written notice to our transfer agent, Computershare, P.O. Box 505000, Louisville, KY 40233-5000, or via overnight delivery to Computershare, 462 South 4th St. Ste 1600, Louisville, KY 40202;
•delivering written notice to the Corporate Secretary of United Fire Group, Inc. at P.O. Box 73909, Cedar Rapids, Iowa 52407-3909;
•executing and delivering a later-dated proxy;
•voting again by telephone or Internet;
•appearing and voting in person at the Annual Meeting; or
•attending virtually and voting during the Annual Meeting.
Attendance at the Annual Meeting, either in person or virtually, will not, by itself, revoke a previously granted proxy. If you hold your shares in street name, you may contact your broker, bank or other nominee for instructions as to how to revoke or change your vote.
Who pays for this proxy solicitation?
United Fire Group, Inc. will pay the expenses of this solicitation of proxies. Expenses may include reimbursement to brokerage firms and others of their cost for forwarding solicitation materials to beneficial owners.
Does United Fire Group, Inc. deliver proxy materials electronically?
Yes. In accordance with the SEC’s “Notice and Access” rules, United Fire Group, Inc. mailed the Notice to shareholders beginning on or about April 6, 2021. The Notice describes the matters to be considered at the Annual Meeting and how shareholders may access the proxy materials over the Internet. It also provides instructions on how shareholders may vote their shares. If you received the Notice, you will not receive a printed version of the proxy materials unless you request one. If you would like to receive a printed version of the proxy materials, free of charge, please follow the instructions in the Notice.
What are the benefits of electronic delivery?
Electronic delivery reduces United Fire Group, Inc.’s printing and mailing costs as well as the environmental impact of the Annual Meeting. It is also a convenient way for you to receive your proxy materials and makes it easy to vote your shares over the Internet.
How may I obtain copies of United Fire Group, Inc.’s corporate governance documents?
The following documents are available free of charge to any shareholder who requests them by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com, by selecting Overview and then Governance Documents.
•Anti-Hedging and Anti-Pledging Policy
•Clawback Policy
•Code of Ethics and Business Conduct
•Corporate Governance Guidelines
•Disclosure Policy
•Committee Charters—Audit Committee, Compensation Committee, Executive Committee, Investment Committee, Nominating and Governance Committee and Risk Management Committee

In addition, copies of our Articles of Incorporation and Bylaws are available free of charge to any shareholder who requests them by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909. Our Articles of Incorporation and Bylaws are also available free of charge on the SEC's EDGAR website at www.sec.gov.
Delivery of One Set of Annual Meeting Materials to Shareholders in a Single Residence ("Householding")
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports to shareholders with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to shareholders addressed to those shareholders. This process, commonly referred to as “householding,” provides cost savings for companies. We and some brokers household proxy materials and annual reports to shareholders unless contrary instructions have been received from the affected shareholders. Once you have received notice from us, your broker, or other designated intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate printed proxy statement and annual report to shareholders, notify us by calling our transfer agent at (877) 373-6374, or submit a written request via regular mail to Computershare, P.O. Box 505000, Louisville, KY 40233-5000, or via overnight delivery to Computershare, 462 South 4th St., Ste 1600, Louisville, KY 40202.
Shareholders who currently receive multiple copies of their proxy materials and would like to request householding should submit a written request to: Computershare Trust Company, N.A. at either address above.
Please include the Company’s name, United Fire Group, Inc., and your account number(s) in any correspondence regarding householding. Street name shareholders wishing to cancel or request householding of their proxy materials should contact their brokers directly.
Electronic Availability of Proxy Materials
Electronic versions of our Notice of the Annual Meeting, this Proxy Statement and 2020 Annual Report to Shareholders are available on our public website, http://ir.ufginsurance.com by selecting Financial Documents and then Annual Reports and Proxy. The information provided on our website is not part of this proxy statement and is not incorporated herein by this reference.
BOARD OF DIRECTORS
Our Board of Directors currently consists of 12 directors. The current membership includes: John-Paul E. Besong, Scott L. Carlton, Brenda K. Clancy, Christopher R. Drahozal, Jack B. Evans (Chairman), Lura E. McBride, George D. Milligan, James W. Noyce, Mary K. Quass, Randy A. Ramlo, Kyle D. Skogman and Susan E. Voss. As previously announced, Mr. Evans has notified the Company of his intention not to stand for reelection as a director when his present term will expire at the Annual Meeting. The Company thanks Mr. Evans for his many years of distinguished service to the Company.
Corporate Governance
In order to promote the highest standards of management for the benefit of shareholders, our Board of Directors follows certain governance practices regarding how the Board of Directors conducts its business and fulfills its duties. United Fire Group, Inc.’s Corporate Governance Guidelines may be obtained free of charge by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com, by selecting Overview and then Governance Documents. The following describes the governance practices used by the Board of Directors.

Board Size, Composition and Independence Determination
Our Board of Directors consists of 12 members, divided among three classes. Following the departure of Mr. Evans immediately after the Annual Meeting, the size of the Board of Directors will be reduced to 11 members. Two classes will consist of four members, and the other class (Class C) will consist of three members. Mr. Noyce will succeed Mr. Evans as Chairman. Mr. Skogman will succeed Mr. Noyce as Vice Chairman.
The Board of Directors requires a majority of our directors to be independent, as defined in the listing rules of The NASDAQ Global Select Market (“NASDAQ”). The Board of Directors determines director independence by applying the definition of independence contained in the applicable NASDAQ Listing Rules, both for purposes of NASDAQ’s rule requiring that a majority of the Board of Directors consist of independent directors and its rules requiring the Audit Committee, Nominating and Governance Committee and Compensation Committee to be made up entirely of independent directors.
The Board of Directors has analyzed the independence of each director who served on the Board of Directors during 2020 and determined that 11 of our 12 existing directors are independent. All directors except Mr. Ramlo are independent within the meaning of the NASDAQ Listing Rules.
In determining that Mr. Skogman is independent, the Board considered that the Company maintains a relationship with an insurance agency in which Mr. Skogman is a 25% owner. The services provided by us to this agency were in the ordinary course of business on substantially the same terms and conditions as those prevailing at the time for comparable transactions with other customers. The value of the services provided by us to this agency represented an immaterial amount to each party and did not rise to the level requiring formal review and approval by the Board of Directors under its written policy regarding related party transactions. We expect to continue providing services to this agency in the future.
Qualifications, Skills and Diversity of Directors and Director Nominees
Our Nominating and Governance Committee, with input from our Chief Executive Officer, reviews and evaluates all director nominees, including incumbent nominees. The Nominating and Governance Committee and the Board of Directors seek qualified individuals who possess the minimum qualifications and the desirable qualities or skills described under the heading "Director Nomination Process" in this proxy statement.
All of our incumbent directors and nominees possess both the specific minimum qualifications and the desirable qualities or skills. The following charts reflect the diversity of our nominees and continuing directors and the qualifications of each of the directors.

Director Qualifications and Experience	John-Paul Besong	Scott Carlton	Brenda Clancy	Chris- topher Drahozal	Jack Evans	Lura McBride	George Milligan	James Noyce	Mary Quass	Randy Ramlo	Kyle Skogman	Susan Voss
Academia & Education				X
Accounting		X	X					X
Actuarial								X
Senior Administration	X	X	X		X	X	X	X	X	X	X
Business Operations	X	X	X		X	X	X	X	X	X	X
Corporate Governance	X	X	X	X	X	X	X	X	X	X	X	X
Finance & Capital		X	X		X			X		X		X
Financial Statements	X	X	X	X	X	X	X	X	X	X	X	X
Insurance Industry			X				X	X		X		X
Investment					X		X	X		X
Marketing						X			X	X	X
Regulatory & Government												X
Risk Management		X	X			X	X	X		X
Technology & Systems	X		X			X

Our directors provide an effective mix of experience and fresh perspective, as shown on the following charts.

The average age is 63 as of December 31, 2020.        The average tenure is 14.3 years.

Attendance at Director and Shareholder Meetings
The full Board of Directors met four times during 2020. All of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the committees on which they served. Our Corporate Governance Guidelines require directors to attend our Annual Meeting. All directors serving at the time of the 2020 annual meeting of shareholders attended that meeting.
Director Retirement
According to our Bylaws, each director must submit his or her resignation from the Board of Directors no later than the first day of February after he or she reaches age 72, and such resignation must be effective no later than the next Annual Meeting. Pursuant to this policy, Mr. Evans is not standing for reelection at the Annual Meeting.
Director Stock Ownership
We believe that non-employee directors should own and hold Company Common Stock to further align their interests and actions with the interests of our shareholders. Our Articles of Incorporation require that all of our directors own shares of Company Common Stock. The Board of Directors has adopted stock ownership guidelines indicating that each non-employee director should beneficially own at least 100 shares of Company Common Stock when he or she joins the Board of Directors and at least 5,000 shares of Company Common Stock within five years of first being elected to the Board of Directors. A non-employee director shall not sell any shares of Company Common Stock received as a result of an award: (a) if the non-employee director has not met the stock ownership requirement; or (b) if the sale would cause the ownership of the non-employee director to fall below the stock ownership requirement.
Current beneficial stock ownership for each director can be found in the table under "Security Ownership by Certain Beneficial Owners" in this proxy statement.
Board Leadership Structure
Our Board of Directors is led by an independent Chairman who is responsible for providing guidance to our Chief Executive Officer, setting the agenda for Board meetings and presiding at all shareholder and director meetings. We also have an independent Vice Chairman who is responsible for presiding in the Chairman’s absence. Neither our Chairman nor our Vice Chairman serves as our Chief Executive Officer. Our Chief Executive Officer is responsible for setting the strategic direction for our Company and providing day-to-day leadership. We currently separate the roles of Chairman and Chief Executive Officer. We feel that this is the most appropriate leadership structure for our Board of Directors and executive management at this time because we recognize the benefits of separating the two roles to allow full utilization of the different skill sets required to most effectively and efficiently perform these functions to meet the needs of the Company. Our Board of Directors does not have a formal policy requiring the positions of Chairman and Chief Executive Officer to be separate, preferring instead to preserve the freedom to decide from time to time what is in the best interest of the Company. Our Board of Directors strongly endorses the concept of an independent director being in a position to lead our independent directors. If at any time neither our Chairman nor our Vice Chairman is an independent director, the independent directors serving at that time will elect an independent director to serve as lead director.
The Board of Directors has six standing committees: Audit Committee, Compensation Committee, Executive Committee, Investment Committee, Nominating and Governance Committee and Risk Management Committee. Only independent directors may serve on the Audit Committee, Compensation Committee and Nominating and Governance Committee. Each committee is governed by a written charter that is reviewed and approved annually by the applicable committee, the Nominating and Governance Committee, and the full Board of Directors. All committee charters are available for review either on our public website, http://ir.ufginsurance.com by selecting Overview and then Governance Documents, or in paper form upon written request to: United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909.
Risk Oversight by the Board of Directors
The Risk Management Committee’s charter requires it to assist the Board of Directors in identifying and evaluating risks inherent in our business and to oversee and review the significant policies, procedures, and practices employed to manage risks.

Enterprise Risk Management (“ERM”) is a methodology that helps us assess and manage our overall exposure to risk. In addition to our Risk Management Committee, we have an executive enterprise risk management committee (“executive ERM committee”) that consists of our President & Chief Executive Officer, Executive Vice President & Chief Operating Officer, Executive Vice President & Chief Financial Officer, Vice President & Chief Investment and Strategy Officer, Vice President & Chief Risk Officer, Vice President & Chief Claims Officer, Vice President & General Counsel, Vice President & Chief Marketing Officer, Vice President & Chief Technology Officer, Vice President of Corporate Development, Director of Internal Audit, and Corporate Safety Manager.
The executive ERM committee meets independently of the Risk Management Committee. During 2020, the executive ERM committee met on a quarterly basis to implement risk management strategies. During its meetings, the executive ERM committee discusses the risks that our Company faces and the controls that are in place to mitigate those risks, and identifies potential additional risks.
Collectively, the Risk Management Committee and the executive ERM committee have identified two broad categories of risk faced by our Company: insurance risk and operational risk. We employ a multi-disciplinary approach to risk identification and evaluation, analyzing risk from the point of view of claims, underwriting, finance, and investments. Types of insurance risks generally include, but are not limited to, those risks associated with catastrophes, loss reserving practices, underwriting practices, policy pricing, geographical concentrations of property insured, competition and business mix. Types of operational risks we face generally include, but are not limited to, those risks associated with the diversification and quality of our investments, information technology and cybersecurity, regulatory and legal compliance, business continuity planning, executive succession planning and the application of accounting policies and procedures.
ERM issues are also discussed during quarterly meetings of our full Board of Directors, where directors are updated on ERM issues and the ongoing efforts of the executive ERM committee and our Risk Management Committee. The work of our executive ERM committee, in conjunction with the Risk Management Committee and the Board of Directors, has led to the development of new tools, such as the CATography Underwriter™ tool, designed to aid in the evaluation and mitigation of our Company’s business risks.
In addition, certain Board committees oversee risk within their respective areas of responsibility. For example, the Audit Committee has been delegated with primary oversight of financial, accounting and securities related risk, and the Compensation Committee oversees the risks associated with the Company’s compensation policies and practices, including conducting an annual risk assessment of such policies and practices. Together with the Audit Committee, the Compensation Committee has concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Clawback Policy
To further align management's interests with the interest of shareholders and support good governance practices, the Board of Directors has adopted a clawback policy applicable to incentive-based compensation to executive officers. In the event the Company is required to prepare an accounting restatement due to errors, omissions or fraud, the Board of Directors may direct the Company to recover from each of the executive officers the excess value received from any incentive award over the value actually earned based on the restated performance. Our Clawback Policy may be obtained free of charge by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com, by selecting Overview, then Governance Documents and then Clawback Policy.
Anti-Hedging and Anti-Pledging Policy
Our policies do not permit our directors or executive officers, including our named executive officers, or employees, to "hedge" their ownership by: (a) trading in publicly-traded options, puts, calls, or other derivative instruments related to the Company’s equity or debt securities; or (b) purchase financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company. In addition, directors or officers are not permitted to hold securities of the Company in margin accounts or pledge securities of the Company as collateral for loans. Our Anti-Hedging Policy may be obtained free of charge by writing to United Fire Group, Inc., Attn: Investor

Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com, by selecting Investors, then Overview, then Governance Documents and then Anti-Hedging Policy.
Chief Executive Officer Performance Evaluation
Representatives of the Executive Committee and Compensation Committee meet each year with our Chief Executive Officer Randy A. Ramlo to review his goals for the current year. During the year, the Executive Committee meets regularly with our Chief Executive Officer to review his performance. The Executive Committee and the Chair of the Compensation Committee annually review the performance of our Chief Executive Officer and assess his performance for that year. The Chief Executive Officer also meets with the Compensation Committee, which considers his performance for the year.
Code of Ethics
Our Board of Directors has adopted a Code of Ethics and Business Conduct that applies to all of our officers, directors, and employees. United Fire Group, Inc.’s Code of Ethics and Business Conduct may be obtained free of charge by writing to United Fire Group, Inc., Attn: Investor Relations, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909, or on our public website, http://ir.ufginsurance.com by selecting Overview, then Governance Documents and then Code of Ethics and Business Conduct. The Code of Ethics and Business Conduct sets forth certain expectations of business conduct and identifies various violations of the code and establishes procedures regarding the reporting of such violations. We intend to include on our website information about any amendments to, or waivers from, a provision of the Code of Ethics and Business Conduct that apply to our principal executive officer, principal financial officer, principal accounting officer or controller.
Board Effectiveness Assessment and Evaluation Process
Our Nominating and Governance Committee conducts an annual survey of the directors to assess the effectiveness of our Board of Directors. The Nominating and Governance Committee reviews and considers the results of the survey, reports its findings to the Board of Directors and addresses any areas of concern. The committee also makes recommendations to the Board of Directors regarding our corporate governance practices. All standing committees of our Board of Directors also conduct annual self-assessments and report such self-assessments to the Board of Directors.
Director Compensation
We have designed the compensation of our non-employee directors to attract and retain qualified directors and to align directors’ interests with the interests of our shareholders. See "Director Compensation" in this proxy statement for a description of our directors’ compensation program and the fees paid to our non-employee directors during 2020.
Executive Sessions of Independent Directors
The independent directors meet in executive session following each meeting of the Board of Directors. The Chairman of the Board presides at meetings of the independent directors. These sessions allow the independent directors to discuss topics without management present. Four executive sessions were held in 2020.
Access to Management and Independent Advisers
The independent directors have access to management and, as necessary and appropriate, to independent advisers.

Committees of the Board
The current membership of six standing committees of the Board of Directors is shown in the following table:

Director Name	Audit Committee	Compensation Committee	Executive Committee	Investment Committee	Nominating and Governance Committee	Risk Management Committee
Executive Director
Randy A. Ramlo			M	M		M
Independent Directors
Jack B. Evans, Chairman	M		C	M	M
John-Paul E. Besong	M					M
Scott L. Carlton	M, F	M		C
Brenda K. Clancy	M, F	M				M
Christopher R. Drahozal	M		M			C
Lura E. McBride		M			M	M
George D. Milligan	M		M	M	C
James W. Noyce, Vice Chair	C, F	M	M		M
Mary K. Quass		C			M	M
Kyle D. Skogman	M		M	M	M
Susan E. Voss		M		M		M
M = Member | C = Chair | F = Audit Committee Financial Expert
Audit Committee
We have a separately designated standing Audit Committee, as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is governed by a charter which requires that each member of the Audit Committee be an independent director. All of the members of the Audit Committee are independent under the NASDAQ Listing Rules, applicable law, and the applicable rules and regulations of the SEC, including Section 10A(m)(3) of the Exchange Act. The Board of Directors has determined that Messrs. Carlton and Noyce and Ms. Clancy each possess the skills necessary to qualify as audit committee financial experts as defined by Item 407(d)(5) of Regulation S-K under the Exchange Act.
The Audit Committee is directly responsible for the appointment, compensation and retention (or termination) of our independent registered public accounting firm. The Audit Committee is also responsible for oversight of our internal audit function. The Audit Committee seeks to maintain free and open communications between the directors, the independent registered public accounting firm, the internal auditor and management. Other duties consist of reviewing recommendations by the internal auditor and the independent registered public accounting firm on accounting matters and internal controls; advising the Board of Directors on the scope of audits; reviewing our annual Consolidated Financial Statements and the accounting standards and principles followed; and, if necessary, conducting independent inquiries. The Audit Committee met four times during 2020, including one time in a joint session with the Risk Management Committee and one continuing education meeting.
Compensation Committee
All of the members of our Compensation Committee are independent under the NASDAQ Listing Rules, applicable law, and the applicable rules and regulations of the SEC, including Section 10C(a) of the Exchange Act. No Compensation Committee member is an employee or former employee of our Company, its subsidiaries or affiliates. With the exception of compensation for his or her service on the Board of Directors, no Compensation Committee member received any consulting, advisory, or other compensatory fee from us. No Compensation Committee member had any relationship that, in the opinion of the directors, would interfere with his or her exercise of independent judgment as a member of the committee.

Compensation Committee Interlocks and Insider Participation
During 2020, none of our executive officers served on the compensation committee (or its equivalent) or Board of Directors of another entity whose executive officer(s) served on our Board of Directors or Compensation Committee. No Compensation Committee member had any relationship requiring disclosure under the heading "Transactions with Related Persons" in this proxy statement.
Responsibilities and Authority
The role of the Compensation Committee is to assist the Board of Directors in its' responsibilities relating to compensation of our senior executive officers and directors. The Compensation Committee oversees all aspects of the compensation of our executive officers and directors, including our director and management equity plans and deferred compensation plans, and other management incentive compensation programs. In overseeing those plans, the Compensation Committee may delegate authority to Company officers for day-to-day plan administration and interpretation. Management provides information to assist the committee regarding participation and award levels in the management plans. The Compensation Committee may not delegate authority for matters affecting the executive officers. The Compensation Committee’s primary processes with respect to compensation of our named executive officers can be found under the heading "Compensation Discussion and Analysis" in this proxy statement. During 2020, the Compensation Committee engaged the services of Frederic W. Cook & Co. ("FW Cook") as its independent outside compensation consultant to provide advice on executive and director compensation matters. For a discussion of the specific services provided by FW Cook, see the Compensation Discussion and Analysis in this proxy statement. The Compensation Committee met four times during 2020.
Executive Committee
The Executive Committee meets during the intervals between Board of Directors’ meetings and has the right and authority to exercise the full powers of our Board of Directors, except where limited by law, or where responsibility and authority is reserved to the Board of Directors or vested in another committee of the Board of Directors. This committee also meets regularly with our Chief Executive Officer, participates with management in the development of our strategic initiatives, and monitors the implementation of these initiatives. In addition, the Executive Committee provides regular advice and counsel to management. The Executive Committee met six times during 2020.
Investment Committee
The Investment Committee develops and oversees the Investment Policies and Acquisition/Holding Investment Practices of the Company and its subsidiaries. In addition, it reviews the Company’s investments and the quality and performance of, and the risks related to, the Company’s investment portfolios. The Investment Committee meets regularly with our Chief Investment Officer and his staff. The Investment Committee met four times during 2020.
Nominating and Governance Committee
All of the members of our Nominating and Governance Committee are independent under the NASDAQ Listing Rules, applicable law, and the applicable rules and regulations of the SEC. The Nominating and Governance Committee is responsible for reviewing all director nominees, including incumbents, and making recommendations of nominees to the entire Board of Directors. The committee is also responsible for assessing and reporting on nominee qualifications, making assessments of director independence, identifying and reviewing related person transactions, and other matters, including director education and succession planning. The Nominating and Governance Committee met four times during 2020.
Risk Management Committee
For a description of responsibilities and activities of the Risk Management Committee, see "Risk Oversight by the Board of Directors" in this proxy statement. During 2020, the Risk Management Committee met four times as a committee, including one time in a joint session with the Audit Committee, as we believe that both committees should be involved in addressing our Company’s risks.

Director Nomination Process
The Nominating and Governance Committee has adopted a written policy with regard to the consideration of director candidates, including candidates recommended by shareholders. The Nominating and Governance Committee evaluates candidates recommended by shareholders in the same manner as it evaluates other candidates. The committee seeks candidates with the following minimum qualifications:
•Each candidate must be prepared to represent the best interests of all of our shareholders and not just one particular constituency.
•Each candidate must be an individual who has demonstrated integrity and ethics in the candidate’s personal, business, and professional life and has an established record of business and professional accomplishment.
•Neither the candidate nor the candidate’s family members (as defined in the NASDAQ Listing Rules), affiliates or associates (as defined in Rule 405 promulgated under the Securities Act of 1933) shall have any material personal, financial, or professional interest in any present or potential competitor of ours.
•Each candidate must, as a director, agree to participate fully in Board of Directors activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board of Directors and the committee(s) of which he or she is a member and not have other personal, business or professional commitments that would interfere with or limit his or her ability to do so.
•Our Articles of Incorporation require that every director is also a shareholder. Each candidate must be willing to make, and financially capable of making, an investment in Company Common Stock as required by the non-employee director stock ownership guidelines adopted by our Board of Directors.
The Nominating and Governance Committee considers it very desirable for candidates to possess the following qualities or skills:
•Each candidate should contribute to the Board of Directors' overall diversity, which is broadly construed to mean a variety of opinions, perspectives, personal experience, business experience, professional experience, and backgrounds (such as gender, race, and ethnicity), as well as other differentiating characteristics.
•Each candidate should contribute positively to the existing chemistry and collaborative culture among the directors.
•Each candidate should possess professional, business, and personal experience and expertise relevant to the Company’s business. In this regard, the Nominating and Governance Committee will consider financial, management and business background, personal and educational background and experience, community leadership, independence and other qualifications, attributes and potential contributions.
The Nominating and Governance Committee identifies and screens candidates for director and makes its recommendations for director to the Board of Directors. The Nominating and Governance Committee selects and recommends each candidate to the Board of Directors each year based on its assessment of, among other things:
•the candidate’s personal qualifications as discussed above;
•the past and potential contributions of our current directors, and the value of continuity and prior experience on our Board of Directors;
•the need for a director to possess particular attributes or particular experience or expertise; and
•other factors that it considers relevant, including any specific qualifications the Nominating and Governance Committee adopts from time to time.
Any shareholder may recommend a person to be considered as a candidate or nominate one or more persons for election as a director of our Company. A shareholder who desires to make such a recommendation must comply with the same requirements applicable to director nominations set forth in Sections 8 and 9 of Article I of our Bylaws. Our Board of Directors encourages shareholders who wish to recommend candidates to the Nominating and Governance Committee to send their recommendations in writing addressed to the Nominating and Governance Committee, United Fire Group, Inc., Attention: Corporate Secretary, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909 using the procedures discussed below.

Communicating with the Board of Directors
Concerns and Complaints
United Fire Group, Inc. has adopted a process for communicating with our Board of Directors or individual directors. To communicate with our Board of Directors or individual directors regarding issues of concern to or about our Company, access our website, http://ir.ufginsurance.com, by selecting Investor Resources and then Concerns/Complaints, call toll free by telephone at 1-877-256-1056, or write to our Audit Committee at United Fire Group, Inc., Attention: Audit Committee Chair—Confidential, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909. Our Vice President, General Counsel and Corporate Secretary, Neal R. Scharmer, and Audit Committee Chair, James W. Noyce, are responsible for reviewing and reporting such communications to our Board of Directors and individual directors. If requested, and to the extent possible, all communications with our Board of Directors are kept strictly confidential.
Shareholder Proposals and Director Nominations for the 2022 Annual Meeting
To be eligible for inclusion in the proxy materials for the annual meeting of shareholders in 2022 (the "2022 Annual Meeting"), a shareholder proposal must be received by our Corporate Secretary by the close of business on December 7, 2021. All proposals must comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals must be delivered to our Corporate Secretary at United Fire Group, Inc., Attention: Corporate Secretary, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909.
Any shareholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at our 2022 Annual Meeting, or any director nomination for our 2022 Annual Meeting, must be received at our principal executive offices no earlier than the close of business on December 20, 2021 and no later than the close of business on January 19, 2022. Proposals and nominations must be delivered to our Chairman at United Fire Group, Inc., Attention: Chairman of the Board, P.O. Box 73909, Cedar Rapids, Iowa 52407-3909.
According to our Articles of Incorporation, minority shareholders who collectively hold at least one-fifth of our outstanding Company Common Stock are entitled to nominate a proportionate number of directors as set forth in Article VII, Section 1(e) of our Articles of Incorporation. Shareholders nominating directors pursuant to this provision must also comply with the provisions of our Bylaws governing director nominations.
PROPOSAL ONE – ELECTION OF DIRECTORS
Our Articles of Incorporation require that our Board of Directors be divided into three classes, A, B and C, with one class elected at each Annual Meeting. The Board of Directors must consist of no more than fifteen and no less than nine members, with the exact number fixed by the Board of Directors. The membership of our Board of Directors is currently fixed at 12, divided among three classes, with each class consisting of four members. Three Class C directors identified in this proxy statement are to be elected at this year’s Annual Meeting. Following the departure of Mr. Evans immediately after the Annual Meeting, the size of the Board of Directors will be reduced to 11 members.
Upon the recommendation of the Nominating and Governance Committee, our Board of Directors has nominated the following individuals for election to our Board of Directors this year.

Director Nominees
Directors (Class C) – Terms Expiring in 2021

Mr. Drahozal is the John M. Rounds Professor of Law at the University of Kansas School of Law in Lawrence, Kansas, where he has taught since 1994. During Fall 2015 and Fall 2018 he was the Mason Ladd Distinguished Visiting Professor of Law at the University of Iowa College of Law. He is on the Board of Directors of The McIntyre Foundation. From 2012 to 2016, Mr. Drahozal served as special advisor to the Consumer Financial Protection Bureau, a government agency headquartered in Washington, D.C., on matters related to the use of arbitration clauses in consumer financial services contracts. Prior to teaching, Mr. Drahozal was in private law practice in Washington, D.C., and served as a law clerk for the Iran-U.S. Claims Tribunal, the United States Court of Appeals for the Fifth Circuit and the United States Supreme Court. Mr. Drahozal is a first cousin by marriage to Mr. Carlton, another director of the Company.
Christopher R. Drahozal
Age 59
Director since 1997

Lura E. McBride is the President & CEO at Van Meter Inc. ("Van Meter"), a one-hundred percent employee-owned electrical and automation distributor, a position she has held since 2016. She previously served as Chief Operating Officer at Van Meter since 2010. She has responsibility for the overall vision, direction and growth strategy of Van Meter, employing 485 employee-owners in 16 locations across Iowa, Nebraska, Kansas and Virginia. She has experience building strong leadership and a high performing culture to create lasting value for customers, supplier partners, communities and employee-owners. She serves on the Van Meter Board of Directors, the Werner Electric Supply Board of Directors and the National Association of Electrical Distributors (NAED). Prior to joining Van Meter in 2008, she worked for almost 15 years at Accenture, a global management consulting company based out of Chicago, Illinois. Her work experiences were in the areas of Systems Integration, Change Management, Human Performance, Knowledge Management, Business Process Design and Program Management. Ms. McBride graduated from University of Iowa with degrees in Finance and Marketing. In the community, Ms. McBride serves on various boards and committees including The Tippie School of Business Advisory Board, Tanager Place, The Hall-Perrine Foundation, Unity Point St. Luke’s Hospital, Iowa BIG and the Cedar Rapids Police Chief Council.
Lura E. McBride
Age 48
Director since 2020

Mr. Milligan has a strong business background, with service since 1985 as President of The Graham Group, Inc., of Des Moines, Iowa. The Graham Group, Inc. consists of a real estate firm specializing in developing office buildings and a construction firm specializing in constructing hospital facilities. Since 2005, Mr. Milligan has also served as a director of West Bancorporation, Inc. of West Des Moines, Iowa, a bank holding company. Mr. Milligan serves as a director on the loan committee and nominating and governance committee of the West Bancorporation, Inc. Board of Directors. Mr. Milligan previously served as director of Allied Life Insurance Company. Mr. Milligan is a long-time community leader and supporter, being active with the Boy Scouts of America, the Dowling Foundation, and the Variety Club of Iowa.
George D. Milligan
Age 64
Director since 1999

Vote Required and Board Recommendation
Directors in uncontested elections are elected by a majority vote of the shares, represented either in person or by proxy, and entitled to vote in the election at the Annual Meeting at which a quorum is present. In tabulating the voting results for the election of directors, “FOR” votes are counted in favor of the election of a director, and “AGAINST” votes are counted against the election of a director. Abstentions will have the same effect as a vote against the director.
The Board of Directors recommends a vote FOR the election to the Board of each of the three director nominees identified in this proxy statement.
Continuing Directors
The following individuals are continuing members of our Board of Directors who are not up for election at the Annual Meeting.
Directors (Class B) – Terms Expiring in 2022

Mr. Besong has a strong technical, business and management background, having previously held the position of Senior Vice President of e-Business and Chief Information Officer for Rockwell Collins, a Fortune 500 company based in Cedar Rapids, Iowa, that provides aviation electronics for both commercial and military aircraft. He was appointed Senior Vice President and Chief Information Officer in 2003, serving until 2015. Since 2015, Mr. Besong has served as a director of QCR Holdings, Inc. of Moline, Illinois, a multi-bank holding company. Mr. Besong is a strong community supporter and member of various industry and community boards. He serves on the board of directors of Lean Aerospace Initiative (LAI), Junior Achievement of Eastern Iowa (Cedar Rapids Area), Mercy Medical Center, Iowa Public Television Foundation and Technology Association of Iowa ("TAI") CIO Advisory Board, where he serves as a member and former chair of the executive board of TAI. Mr. Besong’s business background provides him with a very strong understanding of technological advances critical to the insurance industry. The Board of Directors believes that Mr. Besong’s qualifications to serve as director include his business acumen and distinguished management career as an officer and information technology expert of a Fortune 500 company.
John-Paul E. Besong
Age 67
Director since 2013

Mr. Noyce has a strong business, accounting and insurance industry background, with extensive public company experience. Before retiring, Mr. Noyce had nearly three decades of experience in the financial services industry, most recently as Chief Executive Officer and Director of FBL Financial Group, Inc. (“FBL”), an insurance holding company headquartered in West Des Moines, Iowa. While at FBL, Mr. Noyce served as Chief Executive Officer and Director (2007-2009), Chief Financial Officer (1996-2007), and Chief Administrative Officer (2002-2007). From January 2000 to July 2002 he was Executive Vice President and General Manager of the property casualty companies managed by FBL. Mr. Noyce began his employment with FBL and its affiliates in 1985. From January to May 2016, Mr. Noyce served as Interim CEO of the Greater Des Moines YMCA while the organization performed a search for a permanent CEO. Since 2009, Mr. Noyce has served as a director of West Bancorporation, Inc. of West Des Moines, Iowa, a bank holding company, and was named Board Chairman in April 2018. Mr. Noyce has held or still holds numerous professional certifications and designations including certified public accountant; Fellow, Casualty Actuarial Society; Associate, Society of Actuaries; Fellow, Life Management Institute; and Member, American Academy of Actuaries. He was named Outstanding CPA in Business and Industry by the Iowa Society of CPAs and was inducted into the American Institute of Certified Public Accountants’ Business and Industry Hall of Fame in 2007.
James W. Noyce
Age 65
Director since 2009

Ms. Quass is President and Chief Executive Officer of NRG Media, LLC, headquartered in Cedar Rapids, Iowa, a position that she has held since 2005. NRG Media, LLC is a broadcast group consisting of 42 analog radio stations and 20 digital streaming radio stations in the Midwest. Ms. Quass also served on the board of directors for Van Meter Inc., a distributor of electrical and mechanical supplies, services and solutions in Cedar Rapids, Iowa, and the Cedar Rapids, Iowa, region of U.S. Bank. Ms. Quass’ service extends to community boards as Chair for Mercy Medical Center in Cedar Rapids, Iowa and Trustee of United Way East Central Iowa. Ms. Quass is involved in professional organizations including service on the Board of Directors and Executive Committee of the National Association of Broadcasters and the Radio Advertising Bureau Executive Committee, and as Treasurer of the QMac IBA Foundation and past Chair of the Iowa Broadcasters Association. Ms. Quass has been recognized by the broadcast industry as one of the 40 Most Powerful Broadcasters (2005-2010). In 2017, Ms. Quass was recognized by the Radio Industry, receiving the Radio Wayne "Americas Best Broadcaster Award and MIW Trailblazer Award given to Outstanding Women leaders. In 2019, Ms. Quass received the National Association of Broadcasters National Radio Award. Ms. Quass has a very strong understanding of the insurance industry in general and our business operations in particular due to her service on our Board of Directors.
Mary K. Quass
Age 70
Director since 1998

Mr. Skogman possesses a strong business background. He has served as President of Skogman Construction Co. of Iowa from 1990 to 2020, a company that specializes in residential construction and real estate sales, primarily in Cedar Rapids, Iowa. Skogman Homes built over 6,200 homes while Mr. Skogman served as President. Mr. Skogman also owns an interest in a property-casualty insurance agency. He was inducted into the Cedar Rapids Area Homebuilders Association Hall of Fame in 2008. He serves on the Board of Directors of Mercy Medical Center in Cedar Rapids, Iowa.
Kyle D. Skogman
Age 70
Director since 2000
Directors (Class A) – Terms Expiring in 2023

Mr. Carlton has a strong international business background and extensive experience within the finance and accounting functions in a global public company. He is currently the President of Tokai Carbon GE LLC, the US subsidiary of Tokai Carbon, a global leader in carbon-based materials, a position he has held since 2017. Prior to this position, Mr. Carlton was the President of SGL Carbon LLC ("SGL Carbon") for 10 years, leading the U.S. companies of SGL Carbon, a leading worldwide manufacturer of carbon-based products. From 2002 until 2007, Mr. Carlton served as Vice President of Finance and Controlling for the largest business unit of SGL Carbon, and in that capacity was responsible for the controlling, finance and accounting functions. Since beginning his career with SGL Carbon in 1994, Mr. Carlton has worked in a variety of accounting and financial positions at various locations within and outside of the U.S. Mr. Carlton holds a bachelor's degree in financial management, a masters of business administration degree and completed the Senior Executive Education Program at the London Business School. Mr. Carlton also has insurance experience on both a domestic and international scale. He is also a director of the Carolina chapter of the National Association of Corporate Directors (“NACD”) and is a registered NACD Governance Fellow. Mr. Carlton serves on the board of E4 Carolinas of Charlotte, North Carolina. Mr. Carlton is a first cousin by marriage to Mr. Drahozal, another director of the Company.
Scott L. Carlton
Age 52
Director since 2012

Ms. Clancy has a wealth of valuable experience in the insurance industry, having most recently served as the Global Chief Technology Officer for AEGON N.V. ("AEGON") (2013-2016), which is a multinational life insurance, pensions and asset management company headquartered in The Hague, Netherlands. AEGON is a parent company of Transamerica Corporation, an American holding company for various life insurance companies and investment firms doing business primarily in the United States, offering life and supplemental health insurance, investments, and retirement services. Throughout her 40-year career with AEGON, Ms. Clancy held numerous financial leadership positions including President of Transamerica Life Insurance Company (2008-2016), Executive Vice President and Chief Operating Officer of Transamerica Life Insurance Company (2004-2008), Senior Vice President, Information & Finance and Treasurer of Life Investors Insurance Co. of America (1997-2004), and Vice President and Controller of Life Investors Insurance Co. of America (1992-1997). She was actively involved in all major acquisitions, strategy development, change initiatives and business integration. Ms. Clancy is currently a Director for UnityPoint Health, a nonprofit healthcare organization operating in Iowa, Illinois and Wisconsin.
Brenda K. Clancy
Age 66
Director since 2016

Mr. Ramlo has served as our President and Chief Executive Officer since May 2007. He previously served as Chief Operating Officer (2006-2007), as Executive Vice President (2004-2007), and as Vice President, Fidelity and Surety (2001-2004). Mr. Ramlo has been with the Company since 1984 and has a very strong knowledge of our business and the insurance industry. He holds numerous professional insurance designations, including Chartered Property and Casualty Underwriter, Associate in Fidelity and Surety Bonding, Associate in Management and Associate in Risk Management. Mr. Ramlo is a long-time community leader and supporter, with service to many diverse organizations. He serves as a director of Cedar Rapids Metro Economic Alliance, an economic development organization, a member of the board of trustees of the Cedar Rapids Public Library, a member of the University of Northern Iowa School of Business Executive Advisory Board, a trustee on the Iowa College Foundation Board and a trustee of the Eastern Iowa Branch of the Juvenile Diabetes Research Foundation International.
Randy A. Ramlo
Age 59
Director since 2008

Susan E. Voss joined American Enterprise Group, Inc. as its Vice President and General Counsel in November 2013. Headquartered in Des Moines, Iowa, American Enterprise Group provides personal and customized health and life insurance solutions for individuals, families and small business owners. In 2019, Voss became VP of Government Relations and retired December 31, 2019. Prior to joining American Enterprise Group, Inc., Ms. Voss had her own consulting firm in 2013, Voss Consulting, LLC, which provided consulting and expert witness services in the areas of insurance and financial product regulation and compliance issues. Before Voss Consulting, Ms. Voss worked in Iowa state government for 31 years, the last 20 of which were spent with the Iowa Insurance Division. In 2005 she was appointed by then-Governor Tom Vilsack to serve as Iowa Insurance Commissioner, a position she held until 2013. Ms. Voss was elected by her peers as an officer of the National Association of Insurance Commissioners (“NAIC”) in 2007 and served as its President in 2011. During her time as Iowa Insurance Commissioner and her tenure with the NAIC, Ms. Voss served on a number of NAIC committees including: Market Conduct and Regulation Committee (which she chaired from 2005 to 2006), the Principles-Based Reserving Working Group (which she chaired in 2012), International Insurance Committee (which she chaired in 2012), Life and Annuities Committee, Financial Condition Committee and Financial Regulation Standards and Accreditation Committee.
Susan E. Voss
Age 65
Director since 2014

Director Not Standing for Reelection

Mr. Evans became Chairman of our Board of Directors in October 2009. He has served as a director since 1995 and as Vice Chairman from 1997-2009. Mr. Evans has a very strong business background and currently holds the position of Chairman of The Hall-Perrine Foundation since December 2018, a private philanthropic corporation located in Cedar Rapids, Iowa. He has held the position of President from 1996 to 2018. From 1993 to 1995, he served as President of SCI Financial Group, a regional financial services firm located in Cedar Rapids, Iowa that provided brokerage, insurance and related services to its clients. Mr. Evans has extensive experience with public companies. He has served on the Board of Trustees of registered investment companies in the Nuveen Mutual Funds complex since 1999. He has served as a director of Alliant Energy Corporation of Madison, Wisconsin, a utility company, and as a director of the Federal Reserve Bank of Chicago. Mr. Evans is also a former member of the Iowa Board of Regents, which oversees the state’s public university system. As a long-serving director of our Company, Mr. Evans has gained broad knowledge of the insurance industry generally and our Company in particular.
Jack B. Evans
Age 72
Director since 1995

PROPOSAL TWO – RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Information About Our Independent Registered Public Accounting Firm
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for 2021 and has directed that management submit the selection of the independent registered public accounting firm to shareholders for ratification at the Annual Meeting. Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Representatives from Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate shareholder questions. Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our Articles of Incorporation, Bylaws or otherwise, the Board of Directors is seeking ratification as a matter of good corporate governance. The Audit Committee will consider the outcome of this vote in future deliberations regarding the appointment of our independent registered public accounting firm.
Fees Billed to United Fire Group, Inc. During 2020 and 2019
The following table represents the total fees billed for services rendered to us by Ernst & Young LLP for the fiscal years ended December 31, 2020, and December 31, 2019, respectively:

Services	2020 Fees ($)	2019 Fees ($)
Audit (1)	1,345,000	1,378,100
Audit-Related (2)	—	—
Tax (3)	118,240	100,020
All Other	—	—
Total Fees	1,463,240	1,478,120
(1)Audit Fees. “Audit” fees consist of fees for professional services rendered for the audit of United Fire Group, Inc.’s Consolidated Financial Statements and internal control over financial reporting, review of the interim Consolidated Financial Statements included in quarterly reports, services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements, and services that generally only the independent registered public accounting firm can reasonably provide.
(2)Audit-Related Fees. “Audit-Related” fees consist of fees for assurance and related services that are traditionally performed by the independent registered public accounting firm and are reasonably related to the performance of the audit or the review of our financial statements, but are not reported as “Audit” fees.

(3)Tax Fees. Tax fees billed to us by Ernst & Young LLP in 2020 and 2019 related to tax compliance, tax advice, or tax planning services rendered to us.
Audit Committee Pre-Approval
The Audit Committee of our Board of Directors is governed by a charter that requires the Audit Committee to appoint, evaluate, and oversee our independent registered public accounting firm. As part of its responsibilities, the Audit Committee reviews and approves the provision of all audit and non-audit services for the purpose of assuring the independence of our independent auditors. The Audit Committee pre-approved all of the services provided and the fees charged by Ernst & Young LLP during 2020 and 2019.
Vote Required and Board Recommendation
Ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021 requires the affirmative vote of a majority of the votes cast on this proposal. In tabulating the voting results for the ratification of the appointment of Ernst & Young LLP, abstentions will not affect the voting results on this proposal because only “FOR” and “AGAINST” votes are counted as votes cast.
The Audit Committee and the Board of Directors recommend a vote FOR ratification of the Audit Committee’s appointment of Ernst & Young LLP as United Fire Group, Inc.’s independent registered public accounting firm for 2021.
Report of the Audit Committee*
February 2021
The Audit Committee reviews United Fire Group, Inc.’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process, including the system of internal controls. In accordance with standards established by the Public Company Accounting Oversight Board (United States), Ernst & Young LLP, our independent registered public accounting firm, is responsible for performing an audit of United Fire Group, Inc.’s Consolidated Financial Statements, assessing the effectiveness of United Fire Group, Inc.’s internal control over financial reporting and issuing reports thereon. The Audit Committee monitors these processes. The Audit Committee consists entirely of independent directors and operates pursuant to a charter adopted by it and by the Board of Directors. The Audit Committee met four times during 2020.
The Audit Committee has:
•reviewed and discussed the audited Consolidated Financial Statements with management;
•discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•received from Ernst & Young LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence; and
•discussed with the independent auditors, the auditors' independence.
The Audit Committee has discussed with United Fire Group, Inc.’s internal auditor and with Ernst & Young LLP the overall scope and plans for their respective audits. The Audit Committee met with the internal auditor and Ernst & Young LLP both with and without management present, to discuss the results of their examinations, the evaluations of United Fire Group, Inc.’s internal controls and the overall quality of United Fire Group, Inc.’s financial reporting process.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited Consolidated Financial Statements be included in United Fire Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission. The Audit Committee appointed Ernst & Young LLP as United Fire Group, Inc.’s independent registered public accounting firm for the year ending December 31, 2021 and recommends that the shareholders ratify the appointment.

James W. Noyce, Chair
Brenda K. Clancy, Vice Chair
John-Paul E. Besong
Scott L. Carlton
Christopher R. Drahozal
Jack B. Evans
George D. Milligan
Kyle D. Skogman
*This Report of the Audit Committee is not “soliciting material” and is not deemed “filed” with the SEC. The incorporation by reference of this proxy statement into any document filed with the SEC by the Company shall not be deemed to include this report unless such report is specifically stated to be incorporated by reference into such document.
PROPOSAL THREE – APPROVAL OF THE UNITED FIRE GROUP, INC. 2021 STOCK AND INCENTIVE PLAN
We are asking you to vote for approval of the proposed United Fire Group, Inc. 2021 Stock and Incentive Plan (the “2021 Plan”), which was approved by the Board on February 19, 2021. The 2021 Plan will replace the United Fire Group, Inc. Stock Plan, as amended (the “Prior Plan”). If the 2021 Plan is adopted by our shareholders, we will continue to be able to make awards of long-term equity incentives, which we believe are critical for attracting, motivating, rewarding and retaining a talented management team who will contribute to our success. If the 2021 Plan is not adopted by our shareholders, the Company will continue to operate the Prior Plan pursuant to its current provisions.
Compensation and Governance Best Practices
The 2021 Plan authorizes the grant of awards in the form of stock options (which can be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options), stock appreciation rights, or SARs, restricted stock, restricted stock units, other stock awards and performance awards.
The 2021 Plan reflects a broad range of compensation and commonly viewed governance best practices, with some of the key features of the 2021 Plan as follows:
•One-year minimum vesting provision, with exception for 5% of shares initially available under the 2021 Plan and the ability to accelerate or continue vesting in the event of a change in control or termination of employment;
•No discounting of stock options or stock appreciation rights;
•No repricing or replacement of underwater stock options or stock appreciation rights without shareholder approval;
•No dividend equivalents on stock options or stock appreciation rights;
•No dividends or dividend equivalents on unearned restricted stock, restricted stock units, other stock awards or performance awards; and
•No liberal definition of “change in control.”
Summary of the 2021 Plan
The following summary of the material terms of the 2021 Plan is qualified in its entirety by the terms of the 2021 Plan, which is attached to this proxy as Appendix A.

Purpose
The purposes of the 2021 Plan are to (i) align the interests of the Company’s shareholders and the recipients of awards under the 2021 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) advance the interests of the Company by attracting, retaining and rewarding officers, other employees, consultants, independent contractors and agents, and (iii) motivate such persons to act in the long term best interests of the Company and its shareholders.
Stock Subject to the Plan
The number of shares initially reserved for issuance under the 2021 Plan is (i) 650,000 shares of Common Stock plus (ii) any shares of Common Stock that are available for awards under the Prior Plan as of the effective date of the 2021 Plan. Subject to the adjustment provisions included in the 2021 Plan, no more than 650,000 shares of Common Stock in the aggregate may be issued under the 2021 Plan in connection with incentive stock options. To the extent that shares subject to an outstanding award granted under the 2021 Plan or the Prior Plan, other than substitute awards, are not issued or delivered by reason of (a) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related tandem SAR or shares subject to a tandem SAR cancelled upon exercise of a related option) or (b) the settlement of such award in cash, then such shares shall again be available under the 2021 Plan. In addition, in the event that withholding tax liabilities arising from an award granted under the 2021 Plan or the Prior Plan, other than an option or SAR, are satisfied by the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company, the shares so tendered or withheld shall again be available for issuance under the 2021 Plan. However, shares subject to an award under the 2021 Plan or the Prior Plan will not again be available for issuance under the 2021 Plan if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to upon exercise of an option or stock-settled SAR or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.
As of March 22, 2021, the closing sale price of a share of our Common Stock as reported on the NASDAQ stock market was $34.23.
Plan Administration
The Compensation Committee of our Board of Directors (the “Compensation Committee”) will administer the 2021 Plan. Subject to the express provisions of the 2021 Plan, the Compensation Committee has the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards are evidenced by an agreement containing such provisions not inconsistent with the 2021 Plan as the Compensation Committee approves. The Compensation Committee also has authority to establish rules and regulations for administering the 2021 Plan and to decide questions of interpretation or application of any provision of the 2021 Plan. The Compensation Committee may take any action such that (i) any outstanding options and SARs become exercisable in part or in full, (ii) all or any portion of a restriction period on any outstanding awards lapse, (iii) all or a portion of any performance period applicable to any awards lapse, and (iv) any performance measures applicable to any outstanding awards be deemed satisfied at the target, maximum or any other level.
Subject to applicable law, the Compensation Committee may delegate some or all of its power and authority under the 2021 Plan to the Board of Directors, a subcommittee of the Board of Directors, a member of the Board of Directors, the Chief Executive Officer or other executive officer of the Company as the Compensation Committee deems appropriate, except that it may not delegate its power and authority to a member of the Board of Directors, the Chief Executive Officer or any executive officer with regard to awards to persons subject to Section 16 of the Exchange Act.
Eligibility
Participants in the 2021 Plan will consist of such officers, other employees, consultants, independent contractors and agents and persons expected to become officers, other employees, consultants, independent contractors and agents of the Company and its subsidiaries, as selected by the Compensation Committee. As of March 22, 2021, approximately

61 officers, and 1,100 employees are eligible to participate in the 2021 Plan if selected for participation by the Compensation Committee.
Minimum Vesting Condition
As a general rule, no portion of an award granted under the 2021 Plan may vest sooner than the first anniversary of the date of grant (the “Minimum Vesting Condition”). However, this condition will not apply to awards to the extent that the number of shares underlying such awards do not in the aggregate exceed, at the time the award is granted, 5% of the total number of shares initially available for awards under the 2021 Plan and the Minimum Vesting Condition will not limit the Compensation Committee’s ability to provide for accelerated or continued vesting in connection with a change in control of the Company or termination of employment.
Stock Options and SARs
The 2021 Plan provides for the grant of stock options and SARs. The Compensation Committee will determine the conditions to the exercisability of each option and SAR.
Each stock option will be exercisable for no more than ten (10) years after its date of grant. If the stock option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of capital stock of the Company and certain of its affiliates (a “ten percent holder”), then the stock option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of a stock option will not be less than 100% of the fair market value of a share of our Common Stock on the date of grant, unless the stock option is an incentive stock option and the optionee is a ten percent holder, in which case the exercise price will be the price required by the Code.
No SAR granted in tandem with a stock option (a “tandem SAR”) will be exercised later than the expiration, cancellation, forfeiture or other termination of the related stock option, and no free-standing SAR will be exercised later than 10 years after its date of grant. Other than in the case of substitute awards granted in connection with a corporate transaction, the base price of a SAR will not be less than 100% of the fair market value of a share of our Common Stock on the date of grant, provided that the base price of a tandem SAR will be the exercise price of the related option. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of our Common Stock (which may be restricted stock) or, to the extent provided in the award agreement, cash or a combination thereof, with an aggregate value equal to the difference between the fair market value of the shares of our Common Stock on the exercise date and the base price of the SAR.
All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs (i) upon a termination of employment of a participant with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Compensation Committee. Notwithstanding anything in the award agreement to the contrary, the holder of an option or SAR will not be entitled to receive dividend equivalents with respect to the shares of Common Stock subject to such option or SAR.
The 2021 Plan expressly prohibits, without the approval of the Company’s shareholders, the repricing of options and SARs.
Stock Awards
The 2021 Plan provides for the grant of stock awards in the form of restricted stock, restricted stock units, and other stock awards. In general, restricted stock awards and restricted stock unit awards are subject to forfeiture if the holder does not remain continuously in the employment of the Company or its subsidiaries during the restriction period or if specified performance measures (if any) are not attained during the performance period.
Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock has rights as a shareholder of the Company, including the right to vote and receive dividends with respect to shares of restricted stock and to participate in any capital adjustments applicable to all holders of our Common Stock; provided, however, that any distributions or dividends will be deposited by the Company and will be subject to the same restrictions as the restricted stock.

The agreement awarding restricted stock units will specify (i) whether such award may be settled in shares of our Common Stock, cash or a combination thereof; and (ii) whether the holder will be entitled to receive dividend equivalents, and, if determined by the Compensation Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of our Common Stock subject to such award. Any dividend equivalents with respect to restricted stock units will be subject to the same vesting conditions as the underlying awards. Prior to settlement of a restricted stock unit in shares of our Common Stock, the holder of a restricted stock unit has no rights with respect to the shares of our Common Stock subject to such award.
The Compensation Committee is authorized to grant other stock awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of our Common Stock, including without limitation shares of our Common Stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of our Common Stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as determined by the Compensation Committee. The Compensation Committee will determine the terms and conditions of such awards. Any distribution, dividend or dividend equivalents with respect to other stock awards will be subject to the same vesting conditions as the underlying awards.
All of the terms relating to the satisfaction of performance measures and the termination of a restriction period or performance period relating to a stock award, or the forfeiture and cancellation of a stock award (i) upon a termination of employment with or service to the Company or any of its subsidiaries of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Compensation Committee.
Performance Awards
The 2021 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of our Common Stock (including shares of restricted stock) or cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Compensation Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period and for the forfeiture of such award if the specified performance measures are not satisfied or met during the specified performance period. Any dividends or dividend equivalents with respect to a performance award will be subject to the same vesting restrictions as such performance award. Prior to the settlement of a performance award in shares of our Common Stock, the holder of such award has no rights as a shareholder of the Company with respect to such shares.
All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon (i) a termination of employment with or service to the Company or any of its subsidiaries of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Compensation Committee.
Performance Measures
Under the 2021 Plan, the grant, vesting, exercisability or payment of certain awards, or the receipt of shares of our Common Stock subject to certain awards, may be made subject to the satisfaction of performance measures. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business, geographical units, products or product lines, or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or individual basis, may be used by the Compensation Committee in establishing performance measures under the 2021 Plan: premium volume; revenues; expenses; earnings (which includes similar measurements such as gross profits, net profits, operating profits, margins, and net income, and which may be calculated before or after taxes, interest, depreciation, amortization or taxes); cash flow; shareholder return; return on equity; return on assets; return on investments; working capital; return on capital or invested capital; stock price; policy renewals; written exposures; losses or pure loss ratio; market share; economic value created; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, customer satisfaction, agent satisfaction, organizational health/productivity, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, and quality audit scores, efficiency, environmental, social and governance-related metrics, and acquisitions or divestitures, or such other goals as the Compensation Committee may determine whether or not listed in the 2021 Plan. These criteria may be measured, on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods or to other external measures. In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a performance measure or determining the achievement of a performance measure, the Compensation Committee may provide that achievement of the applicable performance measures may be amended or adjusted to include or exclude components of any performance measure, including, without limitation, foreign exchange gains and losses, unrealized gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles.
Change in Control
Subject to the terms of the applicable award agreement, upon a “change in control” (as defined in the 2021 Plan), our Board of Directors may, in its discretion, determine whether (i) some or all outstanding options and stock appreciation rights will become exercisable in full or in part (either immediately or upon a termination of employment following such change in control), (ii) the restriction period and performance period applicable to some or all outstanding awards will lapse in full or in part and (iii) the performance measures applicable to some or all outstanding awards will be deemed to be satisfied. Our Board of Directors may further require that shares of stock of the corporation resulting from such a change in control, or a parent corporation thereof, be substituted for some or all of our shares of Common Stock subject to an outstanding award and that any outstanding awards, in whole or in part, be surrendered to us by the holder and be immediately cancelled by us in exchange for a cash payment or other property, shares of capital stock of the corporation resulting from or succeeding us or a combination of both cash and such shares of stock.
Clawback
Awards granted under the 2021 Plan and any cash payment or shares of our Common Stock delivered pursuant to an award are subject to forfeiture, recovery, or other action pursuant to the applicable award agreement or any clawback or recoupment policy that we may adopt.
Plan Termination and Amendment
The 2021 Plan will be effective on the date it is approved by our shareholders and will terminate on the first annual meeting of the Company’s shareholders to occur on or after the ten-year anniversary of its effective date. Our Board of Directors has the authority to amend, suspend, or terminate the 2021 Plan, subject to any requirement of shareholder approval required by law or stock exchange rules or if such amendment seeks to modify the prohibition on the repricing of options and SARs described above.
New Plan Benefits
The Compensation Committee has the discretion to grant awards under the 2021 Plan, and therefore it is not possible at the time of filing of this proxy statement to determine future awards that will be received by our named executive officers or others under the 2021 Plan. All officers, other employees, consultants, agents and independent contractors are eligible for consideration to participate in the 2021 Plan.
U.S. Federal Income Tax Consequences
The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2021 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2021 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2021 Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.
Stock Options
A participant will not recognize taxable income at the time a stock option is granted, and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares of our Common Stock purchased on such date over the aggregate exercise price of such shares, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares of our Common Stock acquired by exercise of an incentive stock option are held for at least two years from the date the stock option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition and (ii) the fair market value of those shares on the date of exercise, over the exercise price, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.
SARs
A participant will not recognize taxable income at the time SARs are granted, and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, may be subject to income tax withholding) in an amount equal to the fair market value of any shares of our Common Stock delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.
Stock Awards
A participant will not recognize taxable income at the time stock that is subject to a substantial risk of forfeiture is granted, and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) at the time of the grant in an amount equal to the excess of the fair market value of the shares of our Common Stock at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares of our Common Stock at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.
A participant will not recognize taxable income at the time a restricted stock unit is granted, and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares of our Common Stock delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.
The tax treatment, including the timing of taxation, of other stock awards will depend on the terms of such awards at the time of grant.

Performance Awards
A participant will not recognize taxable income at the time performance awards are granted, and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares of our Common Stock delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.
Section 162(m) of the Code
Section 162(m) of the Code limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for compensation paid to the corporation’s “covered employees.” “Covered employees” include the corporation’s chief executive officer, chief financial officer and the three most highly compensated executive officers other than the chief executive officer and chief financial officer. If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position.
Vote Required and Board Recommendation
Approval regarding the amendment of the United Fire Group, Inc. 2021 Stock and Incentive Plan requires the affirmative vote of a majority of the shares (represented either in person or by proxy) entitled to vote in the election at a meeting at which a quorum is present.
The Board of Directors recommends a vote FOR the approval of the 2021 Plan.
PROPOSAL FOUR – SHAREHOLDER ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
Say-On-Pay Advisory Vote
As required pursuant to Section 14A of the Exchange Act, shareholders have the opportunity to vote, on a non-binding advisory basis, on the compensation of our named executive officers (“Say-on-Pay Vote”). Our Board of Directors is committed to corporate governance best practices and recognizes the interest of shareholders in executive compensation matters. Although the vote is advisory and is not binding on the Board of Directors, the Compensation Committee will review the voting results and consider the constructive feedback obtained through the shareholder advisory vote in making decisions about future compensation arrangements for our named executive officers.
Based on the voting results of the 2017 Annual Meeting with respect to the frequency of future Say-on-Pay votes, the Board had decided to include a Say-on-Pay vote in our proxy statement on an annual basis until the next required advisory vote on the frequency of future Say-on-Pay votes.
As discussed in the "Compensation Discussion and Analysis" in this proxy statement, the Board of Directors believes that our current executive compensation program directly links executive compensation to our Company’s performance and aligns the interests of our named executive officers with those of our shareholders. For example:
•Our executive compensation program encourages executive decision-making that is aligned with the long-term interests of our shareholders;
•Bonuses and performance stock unit awards for named executive officers are tied to specific performance goals;
•We encourage long-term stock ownership by our executive officers with award features such as time-based vesting;
•We have adopted stock ownership guidelines for our executive officers; and

•Our compensation uses a balance of short- and long-term performance metrics to encourage the efficient management of our business and minimize excessive risk-taking.
The Board of Directors believes that United Fire Group, Inc.’s executive compensation program is designed to meet the objectives discussed in the "Compensation Discussion and Analysis" section of this proxy statement. Accordingly, the Board recommends that shareholders vote in favor of the following resolution: “RESOLVED, that the compensation paid to United Fire Group, Inc.’s named executive officers as described in the proxy statement under Executive Compensation, including the Compensation Discussion and Analysis section, the compensation tables and other narrative disclosure, contained therein, is hereby APPROVED.”
Vote Required and Board Recommendation
Approval of the resolution regarding the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast on this proposal. In tabulating the voting results for the resolution regarding executive compensation, abstentions will not affect the voting results on this proposal because only “FOR” and “AGAINST” votes are counted as votes cast.
The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers.
Security Ownership of Certain Beneficial Owners
The following table sets forth information as of the Record Date, with respect to persons known to us to beneficially own more than five percent of the Company Common Stock, based solely on our review of filings with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Except as otherwise indicated, each of the shareholders listed in the following table has sole voting and dispositive power over the shares beneficially owned:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)		Percent of Class (%)
Common	BlackRock, Inc. 55 East 52nd St New York NY 10055	3,346,465	(1)	13.3%
Common	Dee Ann McIntyre 1218 Bishops Lodge Rd Santa Fe NM 87501-1099	2,997,102	(2)	11.9%
Common	The Vanguard Group 100 Vanguard Blvd Malvern PA 19355	2,347,590	(3)	9.3%
Common	Dimensional Fund Advisors LP 6300 Bee Cave Rd, Building One Austin TX 78746	1,764,668	(4)	7.0%
Common	EARNEST Partners LLC 1180 Peachtree St NE Ste 2300 Atlanta GA 30309	1,657,595	(5)	6.6%
(1)Based on a Schedule 13G (Amendment No. 12) filed with the SEC on January 26, 2021, the number of securities beneficially owned by BlackRock, Inc. as of December 31, 2020 includes: 3,310,780 shares for which it holds sole voting power and 3,346,465 shares for which it holds sole dispositive power.
(2)Based on a Schedule 13G (Amendment No. 7) filed with the SEC on February 14, 2019, the number of securities beneficially owned by Mrs. McIntyre as of December 31, 2018 includes: 2,525,239 shares for which Mrs. McIntyre holds sole voting and dispositive power, and 471,863 shares for which Mrs. McIntyre holds shared voting and dispositive power.
(3)Based on a Schedule 13G (Amendment No. 6) filed with the SEC on February 10, 2021, the number of securities beneficially owned by The Vanguard Group as of December 31, 2020 includes: 20,979 shares for which is holds shared voting power, 2,310,165 shares for which it holds sole dispositive power and 37,425 shares for which it holds shared dispositive power.
(4)Based on a Schedule 13G (Amendment No. 12) filed with the SEC on February 16, 2021, the number of securities beneficially owned by Dimensional Fund Advisors LP ("Dimensional") through various funds and accounts as of December 31, 2020 includes: 1,705,385 shares for which it holds sole voting power and 1,764,668 shares for which it holds sole dispositive power. Dimensional disclaims beneficial ownership of such securities.

(5)Based on a Schedule 13G (Amendment No. 19) filed with the SEC on February 16, 2021, the number of securities beneficially owned by EARNEST Partners, LLC as of December 31, 2020 includes: 1,069,299 shares for which it holds sole voting power and 1,657,595 shares for which it holds sole dispositive power.
Security Ownership of Management
The following table sets forth certain information regarding the beneficial ownership of our Company Common Stock as of March 22, 2021, with respect to each of our directors, director nominees, named executive officers and all of our directors and executive officers as a group. As of March 22, 2021, we had 25,119,655 shares of Company Common Stock outstanding. Except as otherwise indicated, each of the shareholders listed in the following table has sole voting and dispositive power over the shares beneficially owned:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (#) (1)		Percent of Common Stock Outstanding (%)
John-Paul E. Besong	14,569	(2)	*
Scott L. Carlton	132,124	(3)	*
Robert F. Cataldo	13,374	(4)	0.05
Brenda K. Clancy	6,376	(5)	*
Christopher R. Drahozal	889,721	(6)	3.54
Jack B. Evans	62,934	(7)	*
Dawn M. Jaffray	49,965	(8)	0.20
Lura E. McBride	2,348	(9)	*
George D. Milligan	43,970	(10)	*
James W. Noyce	20,603	(11)	*
Mary K. Quass	24,230	(12)	*
Randy A. Ramlo	268,483	(13)	1.07
Neal R. Scharmer	48,914	(14)	0.19
Kyle D. Skogman	41,034	(15)	*
Susan E. Voss	10,525	(16)	*
Michael T. Wilkins	129,387	(17)	0.52
All directors and executive officers as a group	1,758,557		7.00
*Represents less than 1% of the issued and outstanding shares of Company Common Stock as of March 22, 2021.
(1)The inclusion in this table of any shares shown as beneficially owned does not constitute admission of beneficial ownership. None of the shares disclosed in the table are pledged as security. In computing the number of shares of Company Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares Company Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days from March 22, 2021, and Company Common Stock issuable upon the vesting of restricted stock units ("RSU") within 60 days from March 22, 2021, to be outstanding. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
(2)Includes 12,814 shares owned individually by Mr. Besong and stock options for 1,755 shares that are exercisable by Mr. Besong on or before 60 days from March 22, 2021.
(3)Includes 89,448 shares owned individually by Mr. Carlton and 42,676 shares owned in accounts for the benefit of Mr. Carlton’s children.
(4)Includes 2,787 shares owned individually by Mr. Cataldo, stock options for 10,587 shares that are exercisable by Mr. Cataldo on or before 60 days from March 22, 2021.
(5)Includes 6,376 shares owned individually by Ms. Clancy.
(6)Includes 33,160 shares owned individually by Mr. Drahozal, 243,086 shares owned individually by Mr. Drahozal’s wife, 74,714 shares owned in accounts for the benefit of Mr. Drahozal’s children, 471,863 shares owned by The McIntyre Foundation, of which Mr. Drahozal and his wife serve as directors, and 66,898 shares owned by the J. Scott McIntyre Trust FBO the Kaye Drahozal Family, of which Mr. Drahozal and his wife serve as co-trustees.
(7)Includes 54,183 shares owned individually by Mr. Evans, 2,000 shares held in a 401(k) account for Mr. Evan’s benefit, 3,674 shares held in an individual retirement account for Mr. Evans’ benefit, 2,024 shares held in an IRA account for the benefit of Mr. Evans’ wife, and stock options for 1,053 shares that are exercisable by Mr. Evans on or before 60 days from March 22, 2021.

(8)Includes 13,599 shares owned individually by Ms. Jaffray, stock options for 36,366 shares that are exercisable by Ms. Jaffray on or before 60 days from March 22, 2021.
(9)Includes 2,348 shares owned by Ms. McBride individually.
(10)Includes 42,215 shares owned individually by Mr. Milligan and stock options for 1,755 shares that are exercisable by Mr. Milligan on or before 60 days from March 22, 2021.
(11)Includes 15,203 shares owned individually by Mr. Noyce, 1,500 shares held in a trust account for Mr. Noyce’s wife, and stock options for 3,900 shares that are exercisable by Mr. Noyce on or before 60 days from March 22, 2021.
(12)Includes 20,330 shares owned individually by Ms. Quass and stock options for 3,900 shares that are exercisable by Ms. Quass on or before 60 days from March 22, 2021.
(13)Includes 58,260 shares owned individually by Mr. Ramlo, 419 shares owned individually by Mr. Ramlo’s wife, 2,369 shares owned by a Company 401(k) account for Mr. Ramlo’s benefit; stock options for 207,435 shares that are exercisable by Mr. Ramlo on or before 60 days from March 22, 2021.
(14)Includes 14,198 shares owned individually by Mr. Scharmer, 3,023 shares held in a Company 401(k) account for Mr. Scharmer’s benefit, stock options for 31,693 shares that are exercisable by Mr. Scharmer on or before 60 days from March 22, 2021.
(15)Includes 31,484 shares owned individually by Mr. Skogman, 5,650 shares owned by Mr. Skogman’s wife, and stock options for 3,900 shares that are exercisable by Mr. Skogman on or before 60 days from March 22, 2021.
(16)Includes 10,525 shares owned individually by Ms. Voss.
(17)Includes 34,369 shares owned individually by Mr. Wilkins, 3,009 shares held in a Company 401(k) account for Mr. Wilkins’s benefit, stock options for 92,009 shares that are exercisable by Mr. Wilkins on or before 60 days from March 22, 2021.
Equity Compensation Plan Information
The United Fire Group, Inc. Stock Plan authorizes the Board of Directors to grant stock options and other stock awards to employees of the Company or its subsidiaries and affiliates, with 3,400,000 shares initially reserved for such awards and 700,680 shares remaining available for future issuance at December 31, 2020.
The United Fire Group, Inc. Non-Employee Director Stock Plan authorizes the Board of Directors to grant stock options and restricted stock to non-employee directors, with 300,000 shares initially reserved for such awards and 160,135 shares remaining available for future issuance at December 31, 2020.
The following table shows information, as of December 31, 2020, regarding shares of Company Common Stock authorized for issuance under our equity compensation plans.
Equity Compensation Plan Information – 2020

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#) (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b) (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity Compensation Plans Approved by Security Holders	1,111,139	(2)	37.16	860,815	(3)
Equity Compensation Plans Not Approved by Security Holders	—		—	—
Total	1,111,139			860,815
(1)The weighted-average exercise price is calculated based solely on the exercise prices of outstanding stock options and does not reflect the shares that will be issued upon the vesting of outstanding PSUs or RSUs that have no exercise price.
(2)Includes 893,256 stock options, 158,754 RSUs, and 59,129 PSUs (assuming probable achievement estimated as of December 31, 2020).
(3)Includes 700,680 shares available for issuance under the United Fire Group, Inc. Stock Plan and 160,135 shares available for issuance under the United Fire Group, Inc. Non-Employee Director Stock Plan.
The Company previously offered an employee stock purchase plan that was terminated effective January 8, 2020.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership of Company Common Stock and other equity securities with the SEC. SEC regulations require us to identify in this proxy statement any Reporting Person who failed to timely file a report during the most recent calendar year. Based solely on our review of copies of reports filed under Section 16(a) and written representations made to us by Reporting Persons, we believe that all applicable filing requirements were complied with for the fiscal year ended December 31, 2020.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The Compensation Committee of our Board of Directors is responsible for developing the philosophy and structure of the compensation program for our named executive officers and recommends compensation levels to our Board of Directors for approval. This Compensation Discussion and Analysis provides an overview of our executive compensation program for 2020 and our executive compensation philosophy and structure.
Our name executive officers for 2020 are:
•Randy A. Ramlo, President/Chief Executive Officer;
•Michael T. Wilkins, Executive Vice President/Chief Operating Officer;
•Dawn M. Jaffray, Executive Vice President/Chief Financial Officer;
•Robert F. Cataldo, Vice President/Chief Investment and Strategy Officer; and
•Neal R. Scharmer, Vice President/General Counsel/Corporate Secretary.
Consideration of Say-on-Pay Results
In 2020, approximately 99% of our shareholders who voted on the “say-on-pay” proposal at our 2020 Annual Meeting approved the compensation of our named executive officers as described in our 2020 proxy statement. The Compensation Committee carefully considered the results of this advisory, non-binding shareholder vote and did not implement any changes to the compensation programs for our named executive officers as a result of the shareholder vote.
Compensation and Benefits Philosophy
When determining the compensation levels for our named executive officers, the Compensation Committee considers the following principles:
•Performance. The Compensation Committee has tied the compensation of our named executive officers to the Company’s achievement of pre-established performance goals. The Compensation Committee considers the individual’s contribution to Company performance and, where applicable, to the performance of his or her functional area. The Compensation Committee and Board of Directors believe that tying each named executive officer’s compensation to the achievement of pre-established performance goals creates an incentive for the executive to achieve the Company’s objectives and further align his or her interests with our shareholders.
•Fairness and Reasonableness. We strive to provide compensation and benefit programs that are fair and competitive with our industry peers, while reasonably rewarding our named executive officers for their service relative to performance.
•Cost. We strive to provide appropriate incentives and motivation to our named executive officers that will continue to increase value to our shareholders by designing compensation programs that we believe are cost-effective and affordable.

Benchmarking
The Compensation Committee engaged Frederic W. Cook & Co., Inc. ("FW Cook") as an independent compensation consultant to assist it in analyzing our comparison group and evaluating the competitiveness and design of our compensation program for our named executive officers. The Compensation Committee used FW Cook’s Top Officer Competitive Compensation Analysis ("Analysis") to evaluate the reasonableness of 2020 salary recommendations for our named executive officers. As described below, FW Cook’s Analysis used both comparison group data and published survey data. The Compensation Committee identified the 18-company comparison group noted below to evaluate 2020 compensation decisions, based upon the recommendations of FW Cook.
Companies included in the comparison group met the following criteria:
•Industry group: property and casualty, and multi-line insurance carriers;
•Revenues between $375 million and $3.4 billion;
•Market capitalization between $300 million and $5 billion; and
•Meets one of the following criteria: (a) prior comparison company; (b) included in the Institutional Shareholder Services ("ISS") peer group in its 2019 proxy analysis; or (c) names United Fire Group, Inc. as a comparison company.
The following 18 companies were included in the 2020 comparison group used to assist the Compensation Committee with evaluating 2020 compensation decisions. This was the same peer group that was used to evaluate 2019 compensation decisions except for the deletion of Infinity Property & Casualty Corporation due to it being acquired by Kemper Corporation.
2020 Comparison Group

•	Ambac Financial Group, Inc.	•	Navigators Group Inc.
•	Amerisafe, Inc.	•	ProAssurance Corporation
•	Argo Group International Holdings Ltd	•	RLI Corporation
•	Donegal Group Inc.	•	Safety Insurance Group Inc.
•	EMC Insurance Group Inc.	•	Selective Insurance Group Inc.
•	Employers Holdings Inc.	•	State Auto Financial Corporation
•	Global Indemnity Limited	•	Stewart Information Services Corporation
•	Horace Mann Educators Corporation	•	United Insurance Holdings Corporation
•	Kemper Corporation	•	Universal Insurance Holdings, Inc.
In addition to comparison group data, the FW Cook Analysis also utilized data from Ward Group® Property & Casualty Insurance—US Survey, a published third-party compensation survey in which the Company participates.
FW Cook's Analysis compared the total direct compensation of our named executive officers to the average of median market data from the comparison group and the industry survey data. While the Compensation Committee reviewed FW Cook's Analysis to evaluate the market competitiveness of the executive compensation program, the Compensation Committee also considered a number of other factors in evaluating the 2020 overall compensation of our named executive officers. These other factors included: (a) the Company’s recent performance; (b) the executive’s experience, responsibilities and role in Company culture; (c) our existing compensation structure; and (d) the relationship in compensation between our named executive officers and our other employees.
Risk Considerations
We believe that the design and objectives of our compensation program for named executive officers provides an appropriate balance of fixed compensation (base salary) and at-risk compensation (incentives). Total direct compensation of our named executive officers is intended to provide a balanced program that encourages the named executive officers to take appropriate risks aimed at improving Company performance and enhancing long-term shareholder value, while avoiding inappropriate risks. In this regard, our compensation program for named executive officers includes, among other things, the following design features:
•a balanced mix of cash-based and equity-based compensation;
•a balanced mix of short-term and long-term incentives;

•variable compensation based on a variety of performance goals;
•threshold performance goals that must be achieved to earn incentives;
•time-based vesting requirements for equity-based compensation; and
•stock ownership guidelines.
After reviewing our Company's compensation plans applicable to all employees, we have determined that none of these plans create risks that would have a material adverse effect on the Company.
Annual Compensation Process
Role of Management
Our Chief Executive Officer has a role in determining the compensation of named executive officers other than his own. Guided by the principles discussed under Compensation and Benefits Philosophy, our Chief Executive Officer:
•facilitates the collection and compilation of data for consideration by the Compensation Committee;
•identifies appropriate performance measures and recommends to the Compensation Committee performance goals that the Compensation Committee may consider to determine short-term and long-term incentive awards; and
•develops compensation recommendations for each named executive officer position other than his own.
Role of the Compensation Committee and Board of Directors
The Compensation Committee refer to the principles discussed under Compensation and Benefits Philosophy to guide it in determining and implementing compensation programs for our named executive officers. For named executive officers other than our Chief Executive Officer, the Compensation Committee receives and reviews Mr. Ramlo’s recommendations as described above and makes recommendations to the full Board of Directors. The full Board of Directors then acts on these recommendations to set the compensation of our named executive officers.
The Compensation Committee takes the following steps to approve the compensation of our Chief Executive Officer:
•The Compensation Committee identifies appropriate performance measures.
•The Compensation Committee considers the compensation principles discussed under the heading Compensation and Benefits Philosophy as well as each of the Company’s compensation elements, and reviews market data and recommendations from the executive compensation study prepared by FW Cook. Based on that consideration and review, it annually recommends to the Board of Directors the base salary, annual incentive compensation and long-term incentive awards for our Chief Executive Officer. The Board of Directors reviews and considers the proposals of the Compensation Committee and makes its final determination based on what it believes to be in the interests of the Company and our shareholders.
Role of Independent Consultants
Under its charter, the Compensation Committee, in its sole discretion, has the authority, resources and funds necessary to retain or obtain the advice of outside advisers, including independent compensation advisers, legal counsel and other advisers and experts. Prior to retaining or obtaining advice from such outside advisers, the committee evaluates their independence by reference to the NASDAQ Listing Rules.
During 2020, the Compensation Committee engaged FW Cook to advise it on compensation matters for our named executive officers. FW Cook reported directly to the Compensation Committee and provided services related to named executive officer compensation. Although particular assignments may vary, compensation consultant engagements by the Compensation Committee have generally included:
•reviewing and advising on all principal aspects of compensation for our named executive officers, including base salaries, equity awards and annual incentive plan awards for our named executive officers;
•reviewing and advising the Compensation Committee on compensation for our non-employee directors; and
•providing advice and input to the Compensation Committee on the identification and selection of appropriate peer companies.

Compensation Consultant Independence
The Compensation Committee carefully considers the independence of the consultants it hires prior to engagement. To maintain the independence of the compensation consultant, the Compensation Committee has the sole authority to retain or terminate FW Cook. In connection with its engagement of FW Cook, the Committee considers various factors bearing upon FW Cook's independence including, but not limited to, the amount of fees received by FW Cook from the Company as a percentage of FW Cook's total revenue, FW Cook's policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship with a member of the Compensation Committee or management that could impact FW Cook's independence. After reviewing these and other factors, the Committee determined that FW Cook was independent and that its engagement did not present any conflicts of interest.
Elements of Compensation
We compensate our named executive officers using direct compensation and Company-sponsored benefit plans. As direct compensation, we pay competitive base salaries and performance-based cash and equity awards. Our named executive officers participate in Company-sponsored health and welfare benefit plans available generally to all salaried employees of the Company. In addition, we provide nonqualified deferred compensation plans and limited perquisites to our named executive officers as discussed below.
Total Direct Compensation
During 2020, total direct compensation consisted of: (a) base salary; (b) annual performance-based cash awards; and (c) long-term equity-based awards. We pay these elements of direct compensation because we believe:
•a fair, reasonable and competitive base salary is essential to attract and retain talented executives;
•annual performance-based cash awards recognize and reward the named executive officer’s role in overall Company performance; and
•equity-based compensation helps our named executive officers to “think like owners” and, therefore, aligns their interests with those of our shareholders.
Elements of Compensation

Element	Type	Form	Period	Purpose
Annual Base Salary	Fixed	Cash	Ongoing	Attract and retain; recognize individual performance
Annual Incentive Plan ("AIP")	Variable	Cash	1 year	Short-term company performance
Long Term Incentive Plan ("LTIP")	Variable	Stock Options time-based	3-year pro rata	Shareholder alignment, long-term value creation and retention; represents 25% of total award opportunity
		RSUs time-based	3-year cliff	Shareholder alignment, long-term value creation and retention; represents 25% of total award opportunity
		PSUs performance-based	3-year cliff	Long-term company performance, shareholder alignment and retention; represents 50% of total award opportunity

The mix of the total direct compensation for the CEO and, on average, for the other NEOs are shown below. The charts outline the size, in percentage terms, of each element of targeted total direct compensation at the date of grant.
2020 Compensation Mix at Target
Annual Base Salary
We establish base salary levels to recruit and retain experienced executives who can help us achieve our business goals. We determine a named executive officer’s initial base salary level by considering a variety of factors, including the executive’s experience and responsibilities, our existing compensation structure, comparison group benchmarking and the executive’s role in maintaining a culture that values our employees. The CEO annually recommends to the Compensation Committee the base salary for each executive position other than his own. For 2020, the Compensation Committee did not recommend to the Board of Directors any increases to the base salary of named executive officers other than a market adjustment to the base salary for Mr. Wilkins and an increase to the base salary for Mr. Cataldo incident to his promotion.
The following table shows the 2019 and 2020 year-end base salary levels, as approved by the Board of Directors, for each of our named executive officers:
Annual Base Salary – 2019 and 2020

Name and Principal Position	2019 Base Salary ($)	2020 Base Salary ($)	Change in Base Salary (%)
Randy A. Ramlo – President/Chief Executive Officer	800,000	800,000	—
Michael T. Wilkins – Executive Vice President/Chief Operating Officer	490,000	500,000	2.0
Dawn M. Jaffray – Executive Vice President/Chief Financial Officer	460,000	460,000	—
Robert F. Cataldo – Vice President/Chief Investment and Strategy Officer	265,000	375,000	41.5
Neal R. Scharmer – Vice President/General Counsel/Corporate Secretary	335,000	335,000	—

Annual Incentive Plan
Structure & Design
The Compensation Committee’s philosophy concerning short-term incentives and the application of that philosophy to determine cash-based compensation remained unchanged from 2019. We have an Annual Incentive Plan ("AIP") that provides annual performance-based cash awards to all Company employees, including all of our named executive officers. The AIP ties a portion of each employee’s annual compensation directly to our financial performance. Our objective in using the AIP is to provide a strong financial incentive for all employees to achieve corporate and functional area goals.
To determine the amount of performance-based cash awards for each named executive officer, we used five performance measures that are defined further below: (1) adjusted return-on-equity; (2) commercial auto rate increase; (3) commercial auto unit reduction; (4) pure loss ratio; and (5) underwriting expense ratio. As illustrated in the table below, we weight each performance measure and establish threshold, target and maximum performance goals for each performance measure, with increasingly higher awards for achieving increasingly higher performance. Each named executive officer can receive a performance-based cash award for each performance measure. We pay no performance-based cash award for a performance measure if the threshold goal for that measure is not achieved, unless the Compensation Committee exercises discretion.
Potential awards for our named executive officers ranged from 0% to a maximum of 150% of target based upon the achievement of certain predetermined goals and the considerations set forth in greater detail below. Awards under the AIP are calculated separately for each performance measure as follows:

Base Salary × Target Bonus Opportunity × Weighting × Performance Factor	=	Annual Award Payment
Performance Measure Selection
•Adjusted ROE. Adjusted Return-on-Equity ("Adjusted ROE") means return-on-equity, calculated in accordance with GAAP, excluding the impact of unrealized gains and losses on investments. The Compensation Committee chose Adjusted ROE as an AIP performance measure because ROE is a key performance indicator in our industry watched closely by investors. Since Adjusted ROE is a function of both income and shareholders' equity, it encourages management to focus on objectives that are important for creating shareholder value, including the quality and profitability of our underwriting activities and capital management.
•Commercial Auto Rate Increase. The Compensation Committee chose Commercial Auto Rate Increase as an AIP performance measure because we believe it will improve profitability. Commercial Auto Rate Increase means the average exposure adjusted effective rate increase across all renewed commercial auto policies during the performance period.
•Commercial Auto Unit Reduction. The Compensation Committee chose Commercial Auto Unit Reduction as an AIP performance measure because we believe it will improve profitability. Commercial Auto Unit Reduction means the reduction in written exposure units in the performance period as compared to the prior calendar year.
•Pure Loss Ratio. The Compensation Committee chose Pure Loss Ratio as an AIP performance measure because it believes it is reflective of our underwriting performance and overall profitability. Pure Loss Ratio means losses incurred, without loss adjustment expenses incurred, divided by earned premium, calculated in accordance with Statutory Accounting Principles.
•Underwriting Expense Ratio. The Compensation Committee chose Underwriting Expense Ratio as an AIP performance measure because we are more likely to achieve profitability and value for our shareholders when we keep expenses in line with our established guidelines. Underwriting Expense Ratio means all underwriting-related expenses (e.g. agent commissions, employee compensation, premium taxes, marketing) divided by written premium in accordance with statutory items paid, pursuant to Statutory Accounting Principles, excluding accruals.
AIP Target Bonus Opportunity and Weighting of Performance Measures – 2020

Named Executive Officer	Target Bonus Opportunity as % of Base Salary	Weighting of Each Performance Measure (%)
		Adjusted ROE	Comm. Auto Rate Increase	Comm. Auto Unit Reduction	Loss Ratio	Underwriting Expense Ratio
Randy A. Ramlo	80	25	12.5	12.5	25	25
Michael T. Wilkins	60	25	12.5	12.5	25	25
Dawn M. Jaffray	60	25	12.5	12.5	25	25
Robert F. Cataldo	50	25	12.5	12.5	25	25
Neal R. Scharmer	50	25	12.5	12.5	25	25
Potential awards for our named executive officers ranged from 0% to a maximum of 150% of target based upon the achievement of certain predetermined goals and the considerations set forth above.
Goal-Setting Process
The Compensation Committee annually reviews the threshold, target and maximum goals for each performance measure in order to evaluate whether they remain rigorous and aligned with shareholder interests. Management presents recommendations to the Compensation Committee regarding the goals, but the Compensation Committee retains the ultimate decision-making authority to set the goals. AIP goals are designed to be challenging, but achievable, given the economic and market conditions at the time the goals were set, with achievement at the maximum goals designed to be difficult. Because these goals were set in February 2020, these goals were set prior to the time when the Company could have anticipated or known the impact of the impending COVID-19 pandemic. For 2020, the Compensation Committee decreased the goals for the Adjusted ROE and Pure Loss Ratio performance measures. The Compensation Committee replaced the Premium Growth Rate performance measure with two new performance measures: (a) Commercial Auto Rate Increase; and (b) Commercial Auto Unit Reduction. The Underwriting Expense Ratio remained unchanged.
Achievement
The following table shows the 2020 performance goals and achievement for each performance measure. Payments to named executive officers under our AIP were made in March 2021 for performance during 2020 and are reported in the Summary Compensation Table – 2020 of this proxy statement under the Non-Equity Incentive Plan Compensation column.
AIP Goals and Achievement – 2020

	2020 AIP Goals (%)			2020 AIP Achievement (%)
Performance Measures	Threshold	Target	Maximum	Result	% of Target
Adjusted ROE	3.0	5.0	7.0	(13.4)	—
Commercial Auto Rate Increase	10.0	12.5	15.0	11.1	72
Commercial Auto Unit Reduction	(10.0)	(12.5)	(15.0)	(18.1)	150
Pure Loss Ratio	54.0	51.0	48.0	80.0	—
Underwriting Expense Ratio	32.0	31.0	30.0	32.3	—
Achievement for Adjusted ROE, Pure Loss Ratio and Underwriting Expense Ratio were below threshold. Achievement for Commercial Auto Rate Increase was 11.1%, resulting in a payout of 72.0% of target for that performance measure. Achievement for the Commercial Auto Unit Reduction was -18.1%, resulting in a payout at 150% of target for that performance measure.
Long-Term Incentive Plan
Design & Structure
At the beginning of each year, the Compensation Committee grants equity awards based on its review of the competitive market and individual performance. Once the grant level is determined, the Compensation Committee allocates the grant to a mix of performance stock units (weighted 50%), restricted stock units (weighted 25%), and stock options (weighted 25%), as summarized below:

Grant Type	Allocation (%)	Vesting
PSUs	50	"cliff" vest of the third anniversary of the grant date (assuming achievement of performance goals)
RSUs	25	"cliff" vest of the third anniversary of the grant date
Stock Options	25	one-third of the options vest on each of the three anniversaries of the grant date

Performance Stock Units ("PSUs") – PSUs are:
•earned over a three-year performance period, subject to continued employment;
•earned only to the extent that goals are achieved among four separate, equally weighted, performance measures tied to our 2020 Vision performance milestones, relating to profit, growth, employee satisfaction and customer service; and
•settled between 0% and 150% of the target award based upon the results achieved.
Restricted Stock Units ("RSUs") – The RSUs "cliff" vest on the third anniversary of the grant date and are settled into an equivalent number of shares of Company Common Stock, in each case, generally subject to the executive remaining employed by us through the vesting date. The purpose of the awards is to encourage shareholder alignment, long-term value creation and executive retention. Additionally, because RSUs do not vest for three years, they encourage executive retention.
Stock Options – Each option has a ten-year term and, provided the executive remains employed by us through such dates, vests as to one-third of the options on each of the first three anniversaries of the grant date. Stock options directly align with our stock performance since they become valuable only if and to the extent the share price increases after the date of grant. Additionally, because stock options do not fully vest for three years, they encourage executive retention.
Performance Measure Selection
PSU performance measures are tied to our 2020 Vision performance milestones, relating to profit, growth, employee satisfaction and customer service. PSU performance goals are measured over a three-year performance period.
•Adjusted ROE (Three-Year Average). The Compensation Committee chose Adjusted ROE as an LTIP performance measure because ROE is a key performance indicator in our industry watched closely by investors. Since Adjusted ROE is a function of both income and shareholders' equity, it encourages management to focus on objectives that are important for creating shareholder value, including the quality and profitability of our underwriting activities and capital management.
•Premium Growth Rate (Three-Year Average). The Compensation Committee chose Premium Growth Rate, as an LTIP performance measure because we believe it encourages expanding agency penetration, expanding our geographic footprint, and entering new distribution channels.
•Organizational Culture Inventory (OCI®) (Three-Year Cumulative) ("OCI® Score"). The Compensation Committee chose the OCI® as an LTIP performance measure because it believes the health of our corporate culture is important to our long-term strategy. The Human Synergistics International OCI® is a thoroughly researched and widely used culture assessment for measuring organizational culture. The assessment process surveys employees and their responses are aggregated to generate a report containing a score. The assessment is performed at least every-other-year. For purposes of calculating the three-year cumulative score, the score of the prior year will be reused for years where no assessment was performed.
•Deep Customer Connections Opportunity Index (Three-Year Cumulative) ("DCC Score"). The Compensation Committee chose four elements of the Deep Customer Connections Opportunity Index as an LTIP performance measure because a strong relationship with our agents is fundamental to our long-term success. Deep Customer Connections surveys our agents to evaluate the quality of our services. Scores are presented for particular elements in the Opportunity Index. The Compensation Committee chose four elements from the surveys to focus on for this performance measure: (a) "Is Responsive in Underwriting;" (b) "Is Flexible in Underwriting;" (c) "Provides Effective, User-Friendly Technology;" and (d) "Quote & Issue Policies without Rework." The survey is performed at least every-other-year. For purposes of calculating the three-year cumulative score, the score of the prior year will be reused for years where no survey was performed.
Goal-Setting Process
The Compensation Committee annually reviews the threshold, target and maximum goals for each performance measure of the PSUs in order to evaluate whether they remain rigorous and aligned with shareholder interests. Management presents recommendations to the Compensation Committee regarding the goals, but the Compensation Committee retains the ultimate decision-making authority to set the goals. The performance goals established for the 2020 PSU grant were designed to be challenging, but achievable, given the economic and market conditions at the time the goals were set, with vesting at the maximum goal designed to be difficult. Because these goals were set in February 2020, these goals were set prior to the time when the Company could have anticipated or known the impact of the impending COVID-19 pandemic. For 2020, the Compensation Committee reduced the Adjusted ROE and Premium Growth Rate goals and increased the OCI® Score and DCC Score goals, in each case, as compared to 2019.
2020 Grant
The 2020 target award opportunities and allocation to each grant type for our named executive officers are summarized below.
LTIP Grant – 2020

Named Executive Officer	Total Stock Award ($)	PSUs ($) (1)	RSUs ($)	Stock Options ($)
Randy A. Ramlo	750,000	375,000	187,500	187,500
Michael T. Wilkins	400,000	200,000	100,000	100,000
Dawn M. Jaffray	350,000	175,000	87,500	87,500
Robert F. Cataldo	175,000	87,500	43,750	43,750
Neal R. Scharmer	150,000	75,000	37,500	37,500
(1)The amount for PSUs is shown at target.
2018 PSU Grant
The 2018 PSU grant vested on February 23, 2021 based on performance through December 31, 2020 and service through February 23, 2021. Based on performance against the pre-established performance goals, the 2018 grant vested at 75% of target.
LTIP PSU Goals and Achievement – 2018 Grant

	LTIP PSU Goals (%)			Achievement (%)
Performance Measures	Threshold	Target	Maximum	Result	% of Target
Adjusted ROE	5	8	11	1.4	—
Premium Growth Rate	4	6	8	0.8	—
OCI® Score	1,303	1,371	1,440	1,894	150
DCC Score	853	897	942	992	150

Jaffray Retention Grant
In February 2020, the Compensation Committee approved a one-time retention RSU grant to Ms. Jaffray with a grant date fair value of approximately $450,000 in order to incentivize her continued service and to recognize her significant contributions to the Company. The RSUs vest one-fifth on each of the first five anniversaries of the grant date, subject to Ms. Jaffray's continued employment through each applicable vesting date.

Additional Compensation
Company-Sponsored Benefit Plans
We believe the insurance and retirement benefit plans we sponsor are an important part of fair and reasonable compensation for all of our employees, including our named executive officers. We design these benefit plans to attract and retain a strong employee base, to provide a measure of financial security for our employees and to assist our employees in providing for their own financial security in a manner that recognizes individual needs and preferences. We also provide these programs because we believe that employees who have a plan for health and financial security are better employees. We apply these programs equally to all employees. Our benefit plans consist of an insurance plan that provides health, vision, dental, disability and basic term life insurance coverage and various retirement plans, including a defined-benefit pension plan and a 401(k) plan with a Company match. The pension plan is discussed further under Pension Benefits below.
Nonqualified Deferred Compensation
The United Fire & Casualty Company Supplemental Executive Retirement and Deferral Plan ("SERP") permits certain of our executive officers, including named executive officers, the opportunity to save a portion of their direct compensation for retirement. The SERP also allows the Company to make contributions to participants' accounts. In 2020, the Compensation Committee exercised its discretion to make employer contributions for all of the named executive officers. The contributions are intended to recognize the gap between what the selected executives may receive under our tax-qualified retirement plans, which are limited due to IRS regulations, and a sufficient level of savings necessary to provide an appropriate level of income replacement in retirement. We believe this plan and its associated vesting is an important tool to retain our executive officers. For amounts deferred after December 31, 2014, (a) any employer contribution made to a participant’s account follows a predetermined vesting schedule, and become 100% vested upon reaching age 65, death, disability, or change in control, and (b) the deferring executive officers may elect to receive their benefits as a lump sum or as annual installments over a 10-year period. The SERP is discussed further under Nonqualified Deferred Compensation below.
Perquisites
We do not rely upon perquisites as a method of providing significant compensation to any of our employees, preferring instead to use direct compensation and incentive plans. We provide only those perquisites that are related to our business or that we believe are necessary to attract and retain key executive personnel. For 2020, we paid for country club dues for three of our named executive officers so they have a club available for business entertainment on our behalf. Perquisites and other personal benefits paid to a named executive officer are reported in the All Other Compensation column of the Summary Compensation Table – 2020.
We expect our other named executive officers to use our corporate aircraft for business travel whenever it is reasonable to do so. Occasionally, a spouse or other guest may accompany executive officers on corporate aircraft when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to the Company.
We permit Mr. Ramlo to use our corporate aircraft for personal travel, and under limited circumstances, directors and executive officers may be permitted to use the aircraft for personal use as well.
Named Executive Officers as Shareholders
We believe that ownership of Company Common Stock by our executive officers, including our named executive officers, promotes the alignment of their interests with those of our Company and our shareholders. A Board of Directors policy sets forth guidelines for stock ownership by certain of our executive officers, including our named executive officers. These guidelines include target levels of stock ownership for each covered executive officer. The goal of these guidelines is to have our executive officers, including our named executive officers, hold a meaningful stake in our Company.

The following table shows the target number of shares to be owned by each named executive officer and each named executive officer’s share ownership as of March 22, 2021:

Name	Tier (1)	Target Number of Shares of Common Stock to be Held (2)	Number of Qualifying Shares of Common Stock Held at Record Date
Randy A. Ramlo	3	69,535	80,068
Michael T. Wilkins	2	22,348	47,280
Dawn M. Jaffray	2	14,728	30,237
Robert F. Cataldo	1	4,508	6,725
Neal R. Scharmer	1	9,595	21,404
(1)Equity ownership targets for Mr. Ramlo as a Tier 3 executive were increased in 2019, and calculated as the number of shares equal to four times his base salary on August 16, 2019 divided by the closing price of Company Common Stock on August 16, 2019. Equity ownership targets for Michael T. Wilkins as a Tier 2 executive were calculated as the number of shares equal to one and one-half times his base salary on January 1, 2014 divided by the closing price of Company Common Stock on December 31, 2013. Equity ownership targets for Dawn M. Jaffray as a Tier 2 executive were calculated as the number of shares equal to one and one-half times her base salary on May 10, 2016 divided by the closing price of Company Common Stock on May 10, 2016. Equity ownership targets for Mr. Cataldo as a Tier 1 executive were calculated as the number of shares equal to his base salary on January 1, 2019 divided by the closing price of our Company Common Stock on December 31, 2018. Equity ownership targets for Mr. Scharmer as a Tier 1 executive were calculated as the number of shares equal to his base salary on January 1, 2014 divided by the closing price of our Company Common Stock on December 31, 2013.
(2)Shares held either directly or indirectly and any RSUs (whether vested or unvested) held by the named executive officer are counted toward the target number of shares. Any unexercised stock options or PSUs (whether vested or unvested) held by the named executive officer are not counted toward the target number of shares. The target number of shares are the number of shares to be held by the named executive officer within five years of having a new target guideline set. Mr. Cataldo is within the five year transition period to comply with his stock ownership guideline.
Report of the Compensation Committee
The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
Mary K. Quass, Chair
Scott L. Carlton
Brenda K. Clancy
Lura E. McBride
James W. Noyce
Susan E. Voss

Summary Compensation Table – 2020

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Randy A. Ramlo	2020	800,000	—	383,403	187,501	177,600	323,233	247,079	2,118,816
President, CEO	2019	800,000	—	468,725	187,500	256,000	310,398	244,046	2,266,669
	2018	800,000	981,428	551,033	181,252	366,240	—	251,326	3,131,279
Michael T. Wilkins	2020	500,000	—	204,482	100,001	83,250	377,217	108,782	1,373,732
EVP, COO	2019	490,000	—	249,922	100,006	117,600	343,565	111,557	1,412,650
	2018	490,000	461,299	227,985	75,001	192,276	—	142,096	1,588,657
Dawn M. Jaffray	2020	460,000	—	628,521	87,499	76,590	111,179	113,061	1,476,850
EVP, CFO	2019	460,000	—	218,722	87,494	110,400	81,335	43,051	1,001,002
	2018	440,000	258,871	227,985	75,001	172,656	28,852	43,001	1,246,366
Robert F. Cataldo	2020	318,166	—	89,414	43,750	44,146	122,289	10,283	628,048
VP, Chief Investment and Strategy Officer

Neal R. Scharmer	2020	335,000	—	76,681	37,499	46,181	285,420	43,100	823,881
VP, General Counsel, Secretary	2019	335,000	—	93,653	37,497	54,438	267,789	47,608	835,985
	2018	327,000	217,226	113,950	37,500	81,685	54,590	47,558	879,509
(1)Amounts in this column for 2018 include a discretionary bonus related to closing the sale of our subsidiary United Life Ins. Co. that was paid as follows: Mr. Ramlo $25,000; Mr. Wilkins $15,000; Ms. Jaffray $15,000; and Mr. Scharmer $10,000. Further, amounts in this column for 2018 include a discretionary bonus related to the beneficial impact of the Tax Cuts and Jobs Act that was paid as follows: Mr. Ramlo $153,340; Mr. Wilkins $72,247; Ms. Jaffray $66,147; and Mr. Scharmer $36,160. Additionally, amounts in this column for 2018 include a discretionary bonus intended to mitigate the dilutive effects of the August 20, 2018 special dividend on equity awards that was paid as follows: Mr. Ramlo $803,088; Mr. Wilkins $374,052; Ms. Jaffray $134,652; and Mr. Scharmer $171,066. Because the United Fire Group, Inc. Stock Plan did not contemplate a one-time special dividend, the board approved this discretionary bonus to protect employees as the share price was expected to decline due to the one-time special dividend. Finally, for Ms. Jaffray, this column also includes a retention bonus of $43,072 paid to Ms. Jaffray in 2018.
(2)Amounts in this column represent the aggregate grant date fair value for PSUs and RSUs, as applicable, granted during 2020, 2019 and 2018. For Ms. Jaffray, the amount in 2020 also includes a one-time retention grant valued at $449,600. Amounts in this column are calculated in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. The grant date fair value for stock awards is measured based on the closing price of our Company Common Stock on the grant date, and the probable satisfaction of the performance conditions for the PSU awards as of the date of grant. Assuming the highest level of performance is achieved for the 2020 PSUs, the maximum value of amounts in this column at the grant date would be as follows: Mr. Ramlo, $562,495; Mr. Wilkins, $299,973; Ms. Jaffray, $262,476; Mr. Cataldo, $131,238; and Mr. Scharmer, $112,490. The values shown have not been adjusted to reflect that these units are subject to forfeiture. For a discussion of valuation assumptions used, see Note 9 to the Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
(3)Amounts in this column represent the aggregate grant date fair value for options granted during 2020, 2019 and 2018. Amounts in this column are calculated in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. To calculate the option amounts we use the Black-Scholes option pricing model. This model estimates the fair value of traded options, which have different characteristics than employee stock options. Changes to the subjective assumptions used in the model can result in materially different fair value estimates. The values shown have not been adjusted to reflect that these units are subject to forfeiture. For a discussion of valuation assumptions used, see Note 9 to the Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
(4)All employees are eligible to participate in our annual performance-based cash award plan if they are in our employ at the time the cash awards for that year are paid. The amounts shown in this column are those amounts earned by the executive for the year shown. These amounts were determined and paid in the subsequent year. For example, any non-equity incentive plan awards shown for 2020 were earned in 2020, but determined and paid in 2021.
(5)The 2020 amount in this column reflects the change in pension value under the United Pension Plan that is described further in the Pension Benefits section and above market earnings under the Company's nonqualified deferred compensation plan. For Mr. Ramlo and Mr. Wilkins the 2018 amount is reported as $0 because each incurred negative changes in pension value of $14,113 for Mr. Ramlo and $23,777 for Mr. Wilkins. The 2020 amount for Mr. Ramlo includes

$8,926 in above market deferred compensation earnings. The 2020 amount in this column for Mr. Wilkins includes $5,067 in above market deferred compensation earnings. The 2020 amount in this column for Ms. Jaffray includes $0 in above market deferred compensation earnings. The 2020 amount in this column for Mr. Cataldo includes $0 in above market deferred compensation earnings. The 2020 amount in this column for Mr. Scharmer represents $3727 in above market deferred compensation earnings.
(6)All Other Compensation for 2020 includes:

Name	Registrant Contributions to SERP ($)	Matching Contributions to 401(k) Plan ($)	Perquisites and Other Personal Benefits ($)	Total ($)
Randy Ramlo	232,005	2,900	12,174	247,079
Michael Wilkins	97,995	2,900	7,887	108,782
Dawn Jaffray	91,995	2,900	18,166	113,061
Robert Cataldo	—	2,900	7,383	10,283
Neal Scharmer	40,200	2,900	—	43,100
For Mr. Ramlo, the amount shown for perquisites and other personal benefits consists solely of country club dues paid on Mr. Ramlo's behalf. For Ms. Jaffray, the amount shown for perquisites and other personal benefits consists solely of relocation expense reimbursement.
Grants of Plan-Based Awards
The following table details the grants of plan-based awards to our named executive officers in 2020.
Grants of Plan-Based Awards – 2020

Name	Grant Date		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards ($) (5)
			Threshold ($) (1)	Target ($) (2)	Maximum ($) (3)	Threshold (#) (4)	Target (#)	Maximum (#)
Randy A. Ramlo	2/21/2020	(6)								26,726	44.96	187,501
	2/21/2020	(7)				1,043	8,341	12,511				195,920
	2/21/2020	(8)							4,170			187,483
	—	(9)	40,000	640,000	960,000
Michael T. Wilkins	2/21/2020	(6)								14,254	44.96	100,001
	2/21/2020	(7)				556	4,448	6,672				104,491
	2/21/2020	(8)							2,224			99,991
	—	(9)	18,750	300,000	450,000
Dawn M. Jaffray	2/21/2020	(6)								12,472	44.96	87,499
	2/21/2020	(7)				487	3,892	5,838				91,429
	2/21/2020	(8)							1,946			87,492
	2/21/2020	(10)							10,000			449,600
	—	(9)	17,250	276,000	414,000
Robert F. Cataldo	2/21/2020	(6)								6,236	44.96	43,750
	2/21/2020	(7)				243	1,946	2,919				45,668
	2/21/2020	(8)							973			43,746
	—	(9)	9,943	159,083	238,625
Neal R. Scharmer	2/20/2020	(6)								5,345	44.96	37,499
	2/20/2020	(7)				209	1,668	2,502				39,184
	2/20/2020	(8)							834			37,497
	—	(9)	10,469	167,500	251,250
(1)We estimate the amounts shown in this column by assuming the achievement of the threshold level for the least-weighted performance measure used in our Annual Incentive Plan and by multiplying 2020 base salary by 5% for Mr. Ramlo; 3.75% for Mr. Wilkins and Ms. Jaffray; 3.125% for Mr. Cataldo and Mr. Scharmer.
(2)We estimate the amounts shown in this column by assuming the achievement of target levels for all applicable performance measures used in our Annual Incentive Plan and by multiplying 2020 base salary by 80% for Mr. Ramlo; 60% for Mr. Wilkins and Ms. Jaffray; and 50% for Mr. Cataldo and Mr. Scharmer.

(3)We estimate the amounts shown in this column by assuming the achievement of maximum levels for all applicable performance measures used in our Annual Incentive Plan and by multiplying 2020 base salary by 120% for Mr. Ramlo; 90% for Mr. Wilkins and Ms. Jaffray; and 75% for Mr. Cataldo and Mr. Scharmer.
(4)We estimate the amounts shown in this column by assuming the achievement of the threshold level for only one of the four equal-weighted performance measures under our 2020 PSUs.
(5)Amounts in this column represent the aggregate grant date fair value for stock options, RSUs and PSUs granted during 2020, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation. To calculate the option amounts, we use the Black-Scholes option pricing model. This model estimates the fair value of traded options, which have different characteristics than employee stock options. Changes to the subjective assumptions used in the model can result in materially different fair value estimates. The grant date fair value for RSU and PSU awards is measured based on the closing price of our Company Common Stock on the grant date and the probable satisfaction of the performance conditions for the PSU awards as of the date of grant. For a discussion of valuation assumptions used, see Note 9 to the Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
(6)Represents option awards that vest one-third each year for three years beginning with the first anniversary of the grant date, provided the named executive officer remains employed through the applicable vesting date.
(7)Represents PSUs that vest on the third anniversary of the grant date only if and to the extent the Company achieves performance goals relating to Adjusted ROE, premium growth rate, organizational culture surveys and agent surveys over the 2020–2022 performance period.
(8)Represents a grant of RSUs that vest in full on the third anniversary of the grant date, provided the named executive officer remains employed through the vesting date.
(9)There is no specific grant date for awards under our Annual Incentive Plan. We paid awards based on our 2020 performance during the first quarter of 2021. Please see Compensation Discussion and Analysis in this proxy statement for further information regarding the Annual Incentive Plan. Actual amounts paid to each named executive officer under our Annual Incentive Plan for 2020 are shown in the Summary Compensation Table – 2020 in this proxy statement and were calculated based on each individual's base salary for 2020.
(10)Represents a grant of RSUs that vest one-fifth each year for five years beginning with the first anniversary of the grant date, provided the named executive officer remains employed through the applicable vesting date.

Outstanding Equity Awards at Fiscal Year-End
The following table details the outstanding equity awards held by each of our named executive officers as of December 31, 2020.
Outstanding Equity Awards at Fiscal Year-End – 2020

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Sh)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested ($)
Randy A. Ramlo	18,609	—	23.96	2/16/2023		8,328	(7)	209,033	6,911	(15)	173,466
	29,624	—	29.61	2/21/2024		4,598	(8)	115,410	8,341	(16)	209,359
	49,067	—	29.12	2/20/2025		4,046	(9)	101,555
	31,565	7,891	39.91	2/19/2026	(1)	3,456	(11)	86,746
	11,671	7,780	41.32	2/17/2027	(2)	4,170	(12)	104,667
	16,038	—	42.27	3/24/2027		6,070	(14)	152,357
	13,688	6,844	44.80	2/23/2028	(3)
	4,820	9,641	54.26	2/15/2029	(5)
	—	26,726	44.96	2/21/2030	(6)
Michael T. Wilkins	3,000	—	23.96	2/16/2023		4,128	(7)	103,613	3,686	(15)	92,519
	12,000	—	29.61	2/21/2024		2,225	(8)	55,848	4,448	(16)	111,645
	24,132	—	29.12	2/20/2025		1,674	(9)	42,017
	15,646	3,911	39.91	2/19/2026	(1)	1,843	(11)	46,259
	5,647	3,764	41.32	2/17/2027	(2)	2,224	(12)	55,822
	7,402	—	42.27	3/24/2027		2,512	(14)	63,051
	5,664	2,832	44.80	2/23/2028	(3)
	2,571	5,142	54.26	2/15/2029	(5)
	—	14,254	44.96	2/21/2030	(6)
Dawn M. Jaffray	6,317	3,158	39.91	2/19/2026	(1)	3,333	(7)	83,658	3,225	(15)	80,948
	3,203	3,204	41.32	2/17/2027	(2)	1,893	(8)	47,514	3,892	(16)	97,689
	4,935	—	42.27	3/24/2027		1,674	(9)	42,017
	5,664	2,832	44.80	2/23/2028	(3)	1,613	(11)	40,486
	2,249	4,499	54.26	2/15/2029	(5)	1,946	(12)	48,845
	—	12,472	44.96	2/21/2030	(6)	10,000	(13)	251,000
						2,512	(14)	63,051
Robert F. Cataldo	400	—	23.96	2/16/2023		335	(9)	8,409	1,382	(15)	34,688
	1,500	—	29.61	2/21/2024		575	(10)	14,433	1,946	(16)	48,845
	2,000	—	29.12	2/20/2025		691	(11)	17,344
	1,787	894	52.16	5/16/2028	(4)	973	(12)	24,422
	964	1,928	54.26	2/15/2029	(5)
	—	6,236	44.96	2/21/2030	(6)
Neal R. Scharmer	6,211	—	29.12	2/20/2025		2,081	(7)	52,233	1,382	(15)	34,688
	7,887	1,972	39.91	2/19/2026	(1)	1,171	(8)	29,392	1,668	(16)	41,867
	2,974	1,982	41.32	2/17/2027	(2)	837	(9)	21,009
	3,701	—	42.27	3/24/2027		691	(11)	17,344
	2,832	1,416	44.80	2/23/2028	(3)	834	(12)	20,933
	964	1,928	54.26	2/15/2029	(5)	1,254	(14)	31,475
	—	5,345	44.96	2/21/2030	(6)
(1)The unexercisable portion of these options vested on 2/19/2021.
(2)The unexercisable portion of these options vests one-half each on 2/17/2021 and 2/17/2022.
(3)The unexercisable portion of these options vested 2/23/2021.
(4)The unexercisable portion of these options vest 5/16/2021.

(5)The unexercisable portion of these options vests one-half each on 2/15/2021 and 2/15/2022.
(6)The unexercisable portion of these options vests one-third each on 2/21/2021, 2/21/2022 and 2/21/2023.
(7)These RSUs granted 2/19/2016 vested on 2/19/2021.
(8)These RSUs granted 2/17/2017 will vest on 2/17/2022.
(9)These RSUs granted 2/23/2018 vested on 2/23/2021.
(10)These RSUs granted 5/16/2018 will vest on 5/16/2021.
(11)These RSUs granted 2/15/2019 will vest on 2/15/2022.
(12)These RSUs granted 2/21/2020 will vest on 2/21/2023.
(13)These RSUs granted 2/21/2020 vest one-fifth each on 2/21/2021, 2/21/2022, 2/21/2023, 2/21/2024 and 2/21/2025.
(14)These PSUs granted 2/23/2018 vested on 2/23/2021, and are reported based on actual performance.
(15)These PSUs granted 2/15/2019 will vest on 2/15/2022, and are reported assuming target achievement.
(16)These PSUs granted 2/21/2020 will vest on 2/21/2023, and are reported assuming target achievement.

Option Exercises and Stock Award Vesting
The following table represents the number and value of shares acquired by our named executive officers through the exercise of vested stock options during fiscal year 2020 and the vesting of stock awards.
Option Exercises and Stock Award Vesting – 2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Randy A. Ramlo	20,800	74,092	19,136	728,268
Michael T. Wilkins	3,000	6,750	9,086	347,537
Dawn M. Jaffray	—	—	4,969	162,437
Robert F. Cataldo	—	—	363	16,302
Neal R. Scharmer	—	—	4,567	174,854

Pension Benefits
All of our employees who are 21 years of age and older automatically participate in our defined-benefit pension plan after completing one year of employment and 1,000 hours of service. When eligibility criteria are met, the employee participates in the plan on the next January 1 or July 1. Employees become 100% vested in the plan after completing five years of service. Plan benefits equal 1.25% of an employee’s five-year average annual compensation, plus 0.5% of average annual compensation in excess of covered compensation, multiplied by the lesser of years of service or 35 years. Covered compensation is determined by reference to the Social Security taxable wage base. Average annual compensation means annual compensation, averaged over the period of five consecutive years of service that produces the highest average. In most cases, the five year measurement period is the last five years of full-time employment prior to retirement. The pension plan uses only salary to determine the average annual compensation. Under federal law, for 2020 the maximum compensation that can be considered for determining benefits was $285,000.
The normal form of payment under the pension plan is a joint and 50% survivor annuity for a participant who is married on the annuity starting date and a life annuity for a participant who is unmarried on the annuity starting date. Participants may elect to receive a monthly pension over the participant’s life or a term of up to 20 years or, if the actuarial equivalent of the annuity is $10,000 or less, in the form of a lump sum cash payment. The amount of monthly pension benefits varies depending upon the form of payment elected by the participant, but the payments are in each case the actuarial equivalent of the normal form of payment. Distributions will be in the form of a lump-sum cash payment for vested participant balances of $50,000 or less. Assets of the pension plan belong to the Company and are not taxable to the employee until paid as a benefit. Such assets are subject to a substantial risk of forfeiture until vested by the employee.
Normal retirement age under the pension plan is 65, which is the earliest time a participant may retire under the pension plan without any benefit reduction due to age. The earliest age a participant may retire under the plan and still receive benefits is age 55. Participants electing early retirement with at least 20 years of service receive a reduction in benefits of 6% for each year the participant retires after age 55 and before age 60, and a reduction of benefits of 4% for each year the participant retires after age 60 and before age 65. If a participant elects early retirement with less than 20 years of service to us, then the participant’s reduction in benefits is based on an actuarial calculation. Of our named executive officers, Messrs. Ramlo, Wilkins and Scharmer are currently eligible for early retirement under our pension plan.
The following table reports the present value of the annual defined benefit payable for each named executive officer under our United Pension Plan. The present value is based on the retirement benefit formula for the compensation levels and years of service of those officers.
Pension Benefits – 2020

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Randy A. Ramlo	United Pension Plan	37	2,149,910	—
Michael T. Wilkins	United Pension Plan	35	2,040,601	—
Dawn M. Jaffray	United Pension Plan	6	336,940	—
Robert F. Cataldo	United Pension Plan	9	357,206	—
Neal R. Scharmer	United Pension Plan	26	1,813,483	—

Nonqualified Deferred Compensation
The United Fire & Casualty Company Supplemental Executive Retirement and Deferral Plan ("SERP") permits certain of our executive officers, including named executive officers, the opportunity to save a portion of their direct compensation for retirement. Executives must make a deferral election in the year prior to the beginning of the earnings period. For performance-based cash bonuses, participants may make elections up to six months prior to the end of the performance period. Newly eligible executives have 30 days to enroll in the plan once they become eligible to participate.
For amounts deferred on or prior to December 31, 2014, (a) we pay the deferred amounts to the deferring executive officer upon termination of employment for any reason after the executive reaches age 59½, and (b) the deferring executive officer receives the benefits in monthly installments adjusted for gains or losses over a 10-year period. For amounts deferred after December 31, 2014, (a) any employer contribution made to a participant’s account follows a predetermined vesting schedule, and become 100% vested upon reaching age 65, death, disability, or change in control, and (b) the deferring executive officers may elect to receive their benefits as a lump sum or as annual installments over a 10-year period.
The SERP also allows the Company to make contributions to participants’ accounts. In 2020, employer contributions were made for all of the named executive officers with the exception of Mr. Cataldo. We believe this plan and its associated vesting is an important tool to retain our executive officers.
Notational interest is credited to each participant’s deferred account which will be distributed in predetermined installments commencing upon his or her separation from service, or paid in a lump sum upon his or her death or a termination of employment upon a change in control of the Company.
Participant deferrals are 100% vested immediately. If the executive officer dies or becomes disabled while employed by us, we will pay the plan benefits as directed by that executive officer. The SERP allows participants to utilize in-service distributions to satisfy short-term savings goals. Participants can create these in-service payable accounts at the time of initial enrollment or at re-enrollment. The amounts deferred are subject to our creditors.

The following table provides information about the participation by each of our named executive officers in the SERP.
Nonqualified Deferred Compensation – 2020

Name	Executive contributions in 2020 ($) (1)	Registrant contributions in 2020 ($) (2)	Aggregate earnings in 2020 ($) (3)	Aggregate withdrawals/distributions ($)	Aggregate balance at 12/31/2020 ($) (4)
Randy A. Ramlo	115,000	232,005	409,598	—	4,129,933
Michael T. Wilkins	95,833	97,995	138,372	—	1,561,798
Dawn M. Jaffray	52,915	91,995	124,469	—	641,044
Robert F. Cataldo	5,611	—	5,200	—	18,952
Neal R. Scharmer	75,263	40,200	45,492	—	683,644
(1)All amounts reported in this column were reported as part of either “Base Salary,” or “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table – 2020 in this proxy statement.
(2)All amounts reported in this column were reported as part of “All Other Compensation” in the Summary Compensation Table – 2020 in this proxy statement.
(3)All amounts reported in this column include above-market earnings reported as part of "Change in Pension Value and Nonqualified Deferred Compensation Earnings" in the Summary Compensation Table – 2020 in this proxy statement. For Mr. Ramlo, this amount was $8,926. For Mr. Wilkins, this amount was $5,067. For Ms. Jaffray, this amount was $0. For Mr. Cataldo, this amount was $0. For Mr. Scharmer, this amount was $3,727.
(4)Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table as compensation for 2019 and 2018, respectively: Mr. Ramlo—$356,169, $476,295; Mr. Wilkins—$198,635, $197,019; Ms. Jaffray—$76,037, $74,437; and Mr. Scharmer—$176,650, $89,544.
Potential Payments Upon Termination or Change in Control
Change in Control Severance Agreements
On May 21, 2014, the Company entered into Change in Control Severance Agreements with Messrs. Ramlo, Wilkins, and Scharmer. On May 20, 2015, the Company entered into a similar agreement with Ms. Jaffray. On November 20, 2020, the Company entered into a similar agreement with Mr. Cataldo. These agreements, among other things, provide for: (1) an 18-month non-competition agreement and (2) in the event of both a change in control and termination of employment by the Company without cause: (a) a severance benefit payable to the named executive officer in an amount equal to 1.5 times the sum of his or her highest annual base salary in effect during the 12-month period prior to his or her termination date plus his or her target annual incentive compensation (or, if higher, the average of the annual bonuses earned by the named executive officer in respect of the three fiscal years of the Company immediately preceding the fiscal year in which the change in control occurs); (b) the continuation of certain insurance benefits for a period of 18 months; (c) the full vesting of each long-term incentive award held by the named executive officer, with any performance measures deemed satisfied at the target level; and (d) certain outplacement benefits. The Compensation Committee believes that these agreements help accomplish the Company’s compensation objectives of attracting and retaining superior talent through competitive compensation. The Compensation Committee also believes that it is appropriate to provide our named executive officers with the protections afforded by these agreements and that these agreements promote management independence and help retain and focus the named executive officers in the event of a change in control.
Upon a termination of employment for any reason, our named executive officers will also receive compensation and benefits pursuant to our defined benefit pension plan and deferred compensation plan. Such plans and arrangements do not discriminate in scope, terms or operation in favor of our named executive officers. Our named executive officers are vested in the benefits available under these plans (specifically excluding the SERP), and therefore do not receive any enhanced benefit as a result of any termination or change in control.
The information in the following tables describes the compensation that would be payable under specific circumstances if our named executive officers’ employment had terminated on December 31, 2020:

Potential Payments Upon Termination Or Change In Control – 2020

Name	Death or Retirement ($) (1)	Disability ($)	Change in Control ($) (2)	Termination for Cause ($)	Change in Control With Termination ($) (3) (4)
Randy A. Ramlo	1,402,159	1,224,559	1,402,159	—	4,242,925
Michael T. Wilkins	678,428	595,178	678,428	—	2,219,194
Dawn M. Jaffray	852,782	776,192	852,782	—	2,259,301
Robert F. Cataldo	192,743	148,597	192,743	—	1,109,993
Neal R. Scharmer	305,665	259,484	305,665	—	1,266,432
(1)At December 31, 2020, none of the named executive officers have achieved normal retirement age under our benefit plans. The figures in this column assume the accelerated vesting by the Board of Directors of all unvested stock options, RSUs and PSUs, as applicable. For purposes of this table, we have assumed accelerated vesting of the PSUs at target.
(2)Under their existing Change in Control Severance Agreements, the named executive officers are entitled to payment only if their employment is terminated by reason other than a Nonqualifying Termination. Nonqualifying Termination is defined to include (a) by the Company for cause, (b) by the named executive officer for reason other than a good reason, (c) the named executive officer's death, and (d) by the Company due to the executive's absence from the executive's duties with the Company on a full-time basis for a period of 180 consecutive days as a result of the executive's incapacity due to physical or mental illness. In addition to the value associated with stock options, the figures in this column assume the accelerated vesting by the Board of Directors of all RSUs and PSUs, as applicable. For purposes of this table, we have assumed accelerated vesting of the PSUs at target.
(3)Per their existing Change in Control Severance Agreements, the amounts reported in this column as separation compensation for the named executive officers equal 1.5 times the sum of the executive’s highest annual base salary and target annual incentive compensation (or, if higher, the average of the annual bonuses earned by the named executive officer in respect of the three fiscal years of the Company immediately preceding the fiscal year in which the change in control occurs).
(4)Under the terms of the existing Change in Control Severance Agreements for the named executive officers, if the payments and benefits they are entitled to receive under these agreements would result in the payment of the excise tax imposed by Section 4999 of the Internal Revenue Code, then their payments and benefits may be subject to reduction. Under their agreements, change in control payments and benefits are reduced by the minimum amount necessary to avoid federal excise tax, if the reduction would result in the named executive officers receiving a higher net after tax amount. The amounts in this column do not reflect the application of any reduction in payment or benefit according to the terms of the Change in Control Severance Agreements.
We do not make a payment to a participant in our annual incentive plan for a particular year unless the participant is employed by us on the date incentive payments are made, typically in March of the following year. In the case of death or retirement, and at the discretion of our Chairman of the Board and our Chief Executive Officer, we will pay an annual incentive plan payment to a participant prorated to the date of death or retirement. Amounts shown for death and retirement assume our Chairman of the Board and our Chief Executive Officer exercised their discretion to make the payment. The Change in Control Severance Agreements in place for the named executive officers state that they will be paid an amount equal to their target payment under our annual incentive plan for the year in which the change in control occurs, prorated to the date of termination. In this case, termination is presumed to occur on December 31, 2020.
Upon termination of employment due to death or retirement, the Board of Directors, may at its discretion, accelerate the vesting of any unvested option awards. In addition, under the terms of the option award agreements, the vesting of unvested stock options will accelerate upon a change in control. Amounts shown are calculated using the fair market value of the stock underlying in-the-money options that would have become exercisable on December 31, 2020, assuming that the Board of Directors accelerated the vesting of all unvested options.
Upon termination of employment due to death, retirement, disability or a change in control not involving termination, the Board of Directors, may at its discretion, accelerate the vesting of any unvested RSU or PSU awards. Amounts shown assumes a voluntary acceleration of vesting by the Board of Directors, with PSUs assumed to be accelerated at target.
The Change in Control Severance Agreements for the named executive officers provide for the continuation of medical, accident, disability and life insurance benefits with respect to the named executive officer and his/her dependents for a period of 18 months following a change in control at substantially the same level that existed immediately prior to the change in control. The amounts shown for the named executive officers reflect the cost of these benefits as they existed at December 31, 2020.

The Change in Control Severance Agreements for the named executive officers provide for outplacement services for a period of 12 months following a change in control. The cost to the Company of these outplacement services is capped for each executive at $15,000.
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Randy A. Ramlo, our President and CEO.
The median of the annual total compensation of all of our employees, excluding Randy A. Ramlo, was $89,117 in 2020, calculated in accordance with the Summary Compensation Table rules. To identify the median employee, we compiled total cash compensation identified in our payroll records, and excluded equity awards, for all full-time, part-time, temporary and seasonal employees employed as of December 31, 2020. The median employee is a senior claims representative. We selected total cash compensation as it reflects the principal form of compensation delivered to all of our employees. Further, we annualized cash compensation (other than bonus awards) for permanent full- and part-time employees who were not employed for all of 2020. The annual total compensation of Randy A. Ramlo, as reported in the Summary Compensation Table – 2020, is $2,118,816. The ratio of Randy A. Ramlo's annual total compensation to the median annual total compensation of all of our employees is estimated to be 23.8 to 1.
DIRECTOR COMPENSATION
We have designed the compensation of our directors to attract and retain qualified directors and to align director compensation with the interests of our shareholders. The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation plans and the elements of director compensation.
Annual Retainer, Committee Meetings and Expenses
For the 12-month period beginning with the 2020 Annual Meeting, all non-employee directors received a retainer for service on our Board of Directors, as described further below. The Chairman of our Board of Directors, Vice Chairman of our Board of Directors, and the chairpersons of the standing and ad hoc committees of our Board of Directors (other than the Executive Committee) each received an additional retainer for their service in those capacities, as described further below. Retainers are paid to the directors in four equal, quarterly installments. In addition, non-employee directors receive attendance fees for their attendance at meetings of the Board of Directors and meetings of the committees on which they serve. We also reimburse business expenses, such as travel expenses, incurred by non-employee directors in relation to their service on our Board of Directors.

The table below shows the fee structure and retainers paid to our non-employee directors during 2020, which did not change as compared to 2019, except for an additional retainer of $5,000 for the chair of the newly created Pension Plan Ad Hoc Committee and a $500 meeting fee for members of the same committee.
Non-Employee Director Fee Schedule – 2020

Fee Type	Amount Paid ($)
Base Annual Retainer – All Directors	55,000
Additional Annual Retainer – Chairman of the Board	50,000
Additional Annual Retainer – Vice Chairman of the Board	20,000
Additional Annual Retainer – Audit Committee Chair	20,000
Additional Annual Retainer – Compensation Committee Chair	12,500
Additional Annual Retainer – Nominating and Governance Committee, Investment Committee, and Risk Management Committee Chairs	10,000
Additional Annual Retainer – Pension Plan Ad Hoc Committee Chair	5,000
Board Meeting Attendance – Regular (per meeting)	2,500
Board Meeting Attendance – Unscheduled Meeting (per meeting)	1,000
Committee Meeting Attendance (per meeting)	1,000
Pension Plan Ad Hoc Committee Attendance (per meeting)	500
Annual Equity Grant (Grant Date Fair Value) (1)	60,000
Reimbursement for travel and other expenses related to service as a director	As incurred
(1)In May 2020, the Compensation Committee recommended, and the Board of Directors approved, the issuance to each non-employee director of 2,248 RSUs under our Non-Employee Director Plan. These RSUs vest one year after their grant date, subject to the director's continued service.
The following table shows individual non-employee director compensation during 2020:
Non-Employee Director Compensation – 2020

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Option Awards ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Total Compensation ($)
John-Paul E. Besong	74,000	59,977	—	—	133,977
Scott L. Carlton	99,000	59,977	—	—	158,977
Brenda K. Clancy	84,000	59,977	—	—	143,977
Christopher R. Drahozal	93,000	59,977	—	—	152,977
Jack B. Evans	133,000	59,977	—	—	192,977
Sarah Fisher Gardial (4)	20,250	—	—	—	20,250
Lura E. McBride (5)	38,500	59,977	—	—	98,477
George D. Milligan	84,000	59,977	—	—	143,977
James W. Noyce	131,500	59,977	—	—	191,477
Mary K. Quass	91,500	59,977	—	—	151,477
Kyle D. Skogman	88,000	59,977	—	—	147,977
Susan E. Voss	79,000	59,977	—	—	138,977
(1)Stock awards represented in this column vest on May 20, 2021 and are subject to forfeiture until vested. Aggregate RSUs outstanding at December 31, 2020 for each of the following non-employee directors was: Besong – 2,248, Carlton – 2,248, Clancy – 2,248, Drahozal – 2,248, Evans – 2,248, Gardial – 0, McBride – 2,248, Milligan – 2,248, Noyce – 2,248, Quass – 2,248, Skogman – 2,248, and Voss – 2,248. At December 31, 2020, Mr. Noyce’s plan balance under the Directors' Deferred Compensation Plan, including any accrued dividends, represented 3,873 phantom stock units.
(2)Amounts in this column represent the aggregate grant date fair value for restricted stock granted during 2020 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation -

Stock Compensation. For a discussion of valuation assumptions used, see Note 9 to the Consolidated Financial Statements included in our Company's Annual Report on Form 10-K for the year ended December 31, 2020.
(3)Aggregate options outstanding at December 31, 2020 for each of the following non-employee directors was: Besong – 1,755, Evans – 1,053, Milligan – 1,755, Noyce – 3,900, Quass – 6,627, and Skogman – 3,900. Carlton, Clancy, Drahozal, Gardial, McBride and Voss have no options outstanding.
(4)Ms. Gardial resigned from the Board of Directors effective March 1, 2020.
(5)Ms. McBride was elected to the Board of Directors on May 20, 2020.
Deferred Compensation
In November 2012, the Board of Directors approved the adoption of the 2012 Deferred Compensation Plan for United Fire Group, Inc. Non-Employee Directors (“Directors’ Deferred Compensation Plan”). The Directors’ Deferred Compensation Plan allows non-employee directors the opportunity to defer up to 100% of the annual retainer fee they receive for service on our Board of Directors.
In order to participate in the Directors’ Deferred Compensation Plan, each non-employee director must submit an election form by December 31 prior to the plan year for which compensation will be deferred. Thereafter, the participating director can change or terminate the election for future years by making a timely new election in the prior year. Compensation amounts deferred by non-employee directors are used to acquire “credited stock units” based on the average market price of Company Common Stock during the month the amounts are deferred. Participating directors also acquire additional credited stock units based on the quarterly dividend paid to our registered shareholders. These dividend amounts are based on each participant’s account balance at the time the dividend is paid and the closing market price of Company Common Stock on the dividend payment date. A participating director’s credited stock units are then valued on an annual basis based on the closing market price of Company Common Stock on the last trading day of each year. By tying a director’s deferred compensation to the performance of Company Common Stock, we believe this plan allows directors to acquire a more meaningful stake in our company.
When a participating director leaves the Board of Directors, the director may elect to receive the cash value of the credited stock units in the director’s account either in one lump sum or in equal installments paid out over five years. The participating director selects the manner of distribution when the director elects to participate in the Directors’ Deferred Compensation Plan. The amount payable to a director is the value of the credited stock units in the director’s account, valued at the last trading day of the year the director ceases to serve as a director.
Transactions with Related Persons
The Nominating and Governance Committee follows a written policy relating to transactions involving United Fire Group, Inc. and any “related person,” as that term is defined in Item 404 of Regulation S-K under the Exchange Act. The policy sets forth our position and procedures with respect to review and approval or ratification of related person transactions. A related person transaction is defined in Item 404 of Regulation S-K under the Exchange Act to mean any transaction or series of transactions with the Company in which any related person had, has or will have a direct or indirect material interest and the amount involved exceeds $120,000. The policy requires the Nominating and Governance Committee (or the Board of Directors upon referral by the Committee) to approve or ratify any related person transactions. Related person transactions are approved or ratified only if they are determined to be in, or not inconsistent with, United Fire Group, Inc.’s best interests. The following transactions are not considered related party transactions: compensation or employment relationships required to be disclosed pursuant to Item 402 of Regulation S-K; relationships that arise only due to that person’s position as a director of another entity or due to ownership of less than 10% of another entity, or both; standard insurance agency contracts, provided the agency contracts are on the same terms as are offered to agencies unrelated to us; and insurance products issued by us or a subsidiary to a related person, provided such products are issued on the same terms as such products are offered to the public.
Pursuant to the policy, the Nominating and Governance Committee gathers information from management and directors to determine what transactions it must review, coordinates with management to monitor for potential related person transactions, and reviews all transactions that could be considered to be a transaction with a related person. The Nominating and Governance Committee does not review transactions in the normal course of business unless the transaction involves an amount in excess of $120,000. Except for pre-approved transactions, the Nominating and

Governance Committee reviews all transactions that are not in the ordinary course of business that would be required to be reported under Item 404 of Regulation S-K if the amount involved exceeded $120,000.
There were no related person transactions since the beginning of 2020 and there are no such currently proposed transactions.
Other Matters
Management knows of no other matters that will be brought before the meeting, but if other matters properly come before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

Appendix A
UNITED FIRE GROUP, INC.
2021 STOCK AND INCENTIVE PLAN
I. INTRODUCTION
1.1 Purposes. The purposes of the United Fire Group, Inc. 2021 Stock and Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting, retaining and rewarding officers, other employees, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long‑term best interests of the Company and its stockholders.
1.2 Certain Definitions.
“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.
“Blackout Period” shall have the meaning set forth in Section 2.1(b).
“Board” shall mean the Board of Directors of the Company.
“Change in Control” shall have the meaning set forth in Section 5.8(b).
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Committee” shall mean the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the NASDAQ Global Select Market or, if the Common Stock is not listed on the NASDAQ Global Select Market, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.
“Common Stock” shall mean the common stock, par value $0.001 per share, of the Company, and all rights appurtenant thereto.
“Company” shall mean United Fire Group, Inc., a corporation organized under the laws of the State of Iowa, or any successor thereto.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the NASDAQ Global Select Market on the date as of which such value is being determined or, if the Common Stock is not listed on the NASDAQ Global Select Market, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.
“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.
“Incumbent Board” shall have the meaning set forth in Section 5.8(b)(2).
“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.
“Other Stock Award” shall mean an award granted pursuant to Section 3.4 of the Plan.
“Outstanding Company Voting Securities” shall have the meaning set forth in Section 5.8(b)(1).
“Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.
“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award, Other Stock Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business, geographical units, products or product lines, or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or individual basis, may be used by the Committee in establishing Performance Measures under this Plan: premium volume; revenues; expenses; earnings (which includes similar measurements such as gross profits, net profits, operating profits, margins, and net income, and which may be calculated before or after taxes, interest, depreciation, amortization or taxes); cash flow; shareholder return; return on equity; return on assets; return on investments; working capital; return on capital or invested capital; stock price; policy renewals; written exposures; losses or pure loss ratio; market share; economic value created; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, customer satisfaction, agent satisfaction, organizational health/productivity; reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, environmental, social and governance-related metrics, and acquisitions or divestitures, or such other goals as the Committee may determine whether or not listed herein. These criteria may be measured, on an absolute basis, or relative to a target, to a designated comparison group, to results in other periods or to other external measures. In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a Performance Measure or determining the achievement of a Performance Measure, the Committee may provide that achievement of the applicable Performance Measures may be amended or adjusted to include or exclude components of any Performance Measure, including, without limitation, foreign exchange gains and losses, unrealized gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.
“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.
“Person” shall have the meaning set forth in Section 5.8(b)(1).
“Prior Plan” shall mean the United Fire Group, Inc. Stock Plan, as amended.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.
“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.
“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.
“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.
“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award or Other Stock Award shall remain in effect.
“SAR” shall mean a stock appreciation right which may be a Free‑Standing SAR or a Tandem SAR.
“Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award.
“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.
“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.
“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.
“Tax Date” shall have the meaning set forth in Section 5.5.
“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).
1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free‑Standing SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock Awards; and (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.
The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person.
No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Articles of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.
1.4 Eligibility. Participants in this Plan shall consist of such officers, other employees, consultants, independent contractors, agents, and persons expected to become officers, other employees, consultants, independent contractors and agents of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as otherwise provided for in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a non-employee director, consultant, independent contractor or agent. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during an approved leave of absence.
1.5 Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, the number of shares of Common Stock that shall initially be available for all awards under this Plan, other than Substitute Awards, shall be (i) 650,000 shares plus (ii) any shares of Common Stock that are available for awards under the Prior Plan as of the effective date of this Plan. Subject to adjustment as provided in Section 5.7, no more than 650,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options. The number of shares of Common Stock that remain available for future grants under this Plan shall be reduced by the sum of the aggregate number of shares of Common Stock that become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Awards denominated in shares of Common Stock.
To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under the Plan or the Prior Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan. In addition, in the event that withholding tax liabilities arising from an award granted under this Plan or the Prior Plan, other than an option or SAR, are satisfied by the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company, the shares so tendered or withheld shall again be available for issuance under this Plan. Notwithstanding the foregoing, shares of Common Stock subject to an award under this Plan or the Prior Plan shall not again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding option or stock-settled SAR or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.
The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).
Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.
1.6 Minimum Vesting Requirements. No award granted under the Plan shall become exercisable or vested prior to the one-year anniversary of the date of grant; provided, however, that, such restriction shall not apply to awards granted under this Plan with respect to the number of shares of Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares initially available for awards under this Plan. This Section 1.6 shall not restrict the right of the Committee to accelerate or continue the vesting or exercisability of an award upon or after a Change in Control or termination of employment.
II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.
Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:
(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.
Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.
(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant; provided, further, that with respect to a non-qualified stock option, if the expiration date of such option occurs during any period when the participant is prohibited from trading in securities of the Company pursuant to the Company’s insider trading policy or other policy of the Company or during a period when the exercise of such option would violate applicable securities laws (each, a “Blackout Period”), then the period during which such option shall be exercisable shall be extended, to the extent permitted by Section 409A of the Code, to the date that is 30 days after the expiration of such Blackout Period. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.
(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise, (E) any other method approved by the Company or (F) a combination of the foregoing, in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the participant. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).
2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.
SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:
(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).
Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.
(b) Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that (i) no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and (ii) no Free-Standing SAR shall be exercised later than ten years after its date of grant; provided, however, that if the expiration date of such SAR occurs during a Blackout Period, then the period during which such SAR shall be exercisable shall be extended, to the extent permitted by Section 409A of the Code, to the date that is 30 days after the expiration of such Blackout Period. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free‑Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.
(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).
2.3 Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.
2.4 No Repricing. The Committee shall not, without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.7.
2.5 No Dividend Equivalents. Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.
III. STOCK AWARDS
3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or, in the case of an Other Stock Award, the type of award being granted.
3.2 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.
(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution or dividend with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.
3.3 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.
(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.
(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.
3.4 Other Stock Awards. Subject to the limitations set forth in the Plan, the Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, including without limitation shares of Common Stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of Common Stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee. The Committee shall determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion. Any distribution, dividend or dividend equivalents with respect to Other Stock Awards that are subject to vesting conditions shall be subject to the same vesting conditions as the underlying awards.
3.5 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.
IV. PERFORMANCE AWARDS
4.1 Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.
4.2 Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.
(a) Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.
(b) Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.
(c) Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d). Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.
4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

V. GENERAL
5.1 Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2021 annual meeting of stockholders and, if approved, shall become effective as of the date on which the Plan was approved by stockholders. This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.
Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than ten years after the date on which the Plan was approved by the Board. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.
5.2 Amendments. The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including any rule of the NASDAQ Global Select Market, or any other stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify the prohibition on repricing set forth in Section 2.4 hereof; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.
5.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, executed or electronically accepted by the recipient of such award. Upon such execution or acceptance and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.
5.4 Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a domestic relations order, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.
5.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; (D) a cash payment by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise or sale, (E) any other method approved by the Company, or (F) any combination of the foregoing, in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.
5.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.
5.7 Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Stock Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Award (including the number and class of securities subject thereto, if applicable), shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
5.8 Change in Control.
(a) Subject to the terms of the applicable award Agreements, in the event of a “Change in Control,” the Board, as constituted prior to the Change in Control, may, in its discretion:
(1) require that (i) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the Restriction Period applicable to some or all outstanding Stock Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (iv) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;
(2) require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or
(3) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment or other property in an amount equal to (A) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (B) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i), whether or not vested, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i); (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash or other property pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.
(b) For purposes of this Plan, a “Change in Control” shall mean the following:
(1) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 50% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this Section 5.8(b) shall be satisfied; and provided further that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall, by reason of an acquisition of Outstanding Company Voting Securities by the Company, become the beneficial owner of 50% or more of the Outstanding Company Voting Securities, and such Person shall, after such acquisition of Outstanding Company Voting Securities by the Company, become the beneficial owner of any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;
(2) during any 12-month period, individuals who constitute the Board as of the beginning of such period (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company whose election, or nomination for election by the Company’s shareholders, was approved either by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;
(3) the consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 50% of the combined voting power of the then outstanding securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 50% or more of the Outstanding Company Voting Securities) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or
(4) the consummation of the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (i) more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or other disposition, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 50% or more of the Outstanding Company Voting Securities) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition;
provided, that with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (1), (2), (3) or (4) also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) if required in order for the payment not to violate Section 409A of the Code.
5.9 Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.
5.10 No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.
5.11 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.
5.12 Designation of Beneficiary. To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.
5.13 Awards Subject to Clawback. The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to such an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.
5.14 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Iowa and construed in accordance therewith without giving effect to principles of conflicts of laws.
5.15 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

ufg INSURANCE

VOTE

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2021 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Three Class C Directors:

	For	Against	Abstain
01 - Christopher R. Drahozal	☐	☐	☐
02 - Lura E. McBride	☐	☐	☐
03 - George D. Milligan	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03ESNB

2021 Annual Meeting Admission Ticket

2021 Annual Meeting of United Fire Group, Inc. Shareholders

May 19, 2021 10:00 a.m. CT
118 Second Avenue SE
Cedar Rapids, IA 52401

Upon arrival, please present this admission ticket and photo identification at the registration desk.

The Annual Meeting will be simultaneously conducted live via the Internet in which shareholders will be able to attend the Annual Meeting at www.meetingcenter.io/229967297.

The password for this meeting is UFG2021.

To access the webcast, you must have the information that is printed in the shaded bar located on the reverse side of this form.

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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

United Fire Group, Inc.

Notice of 2021 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 19, 2021, 10 a.m. Central Time

Jack B. Evans and Neal R. Scharmer, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of United Fire Group, Inc. to be held on May 19, 2021 at 10 a.m. Central Time or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each of the nominees identified in Proposal 1 and FOR Proposals 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.